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                                                                    Exhibit 10.1

                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT

                                      AMONG

                                JABBER, INC. AND

                           THE INVESTORS NAMED HEREIN

                              Dated: March 17, 2003

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                                  JABBER, INC.

                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT

          THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT is made effective as of March 17, 2003, by and among Jabber, Inc., a corporation incorporated under the laws of the State of Delaware the "Company"), and those persons and entities listed on the Schedule of Investors attached hereto as Exhibit A (hereafter sometimes referred to individually as an "Investor" and collectively as the "Investors").

                                   BACKGROUND

          The Company desires to obtain up to Twelve Million, Seven Hundred Thousand Dollars ($12,700,000) in financing from the Investors and the Investors desire to invest up to Twelve Million, Seven Hundred Thousand Dollars ($12,700,000) in the Company in exchange for the issuance by the Company of an aggregate of up to Forty-four Million, Four Hundred Eighty-Three Thousand, Three Hundred Sixty-Two (44,483,362) shares of Series D Preferred Stock of the Company, all as described in this Agreement and on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Investors and the Company hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

          1.1 Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

               (a) "Affiliate" shall mean, with respect to any Person, (i) a director, officer, general or limited partner, manager, member or stockholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a trust for the benefit of any one of more of the foregoing), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

               (b) "Board of Directors" shall mean the Board of Directors of the Company.

               (c) "Certificate of Incorporation" shall mean the Company's Certificate of Incorporation, together with all amendments thereto.

               (d) "Closing" shall have the meaning set forth in Section 2.3 hereof. "Closing Date" shall have the meaning set forth in Section 2.3 hereof.

               (e) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

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               (f) "Common Stock" shall mean the Common Stock, par value $0.01.
per share, of the Company.

               (g) "Company" shall mean Jabber, Inc., a Delaware corporation.

               (h) "Company Financial Statements" shall have the meaning set forth in Section 3.1(g)(i) hereof.

               (i) "Company Intellectual Property" shall have the meaning set forth in Section 3.1(k) hereof.

               (j) "Company's Knowledge" shall mean the actual knowledge of any employee of the Company, or any information clearly evidenced in a written record of the Company or a written notice received by the Company.

               (k) "Contracts" shall have the meaning set forth in Section 3.1(l) hereof.

               (l) "Control" shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               (m) "Conversion Shares" shall have the meaning set forth in
Section 2.1 hereof.

               (n) "FT" shall mean France Telecom R&D.

               (o) "FTTI" shall mean France Telecom Technologies Investissements and its Affiliates.

               (p) "GAAP" shall mean generally accepted accounting principles of the United States.

               (q) "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity, department, commission, bureau, agency, authority, board, court, official or officer, domestic or foreign, exercising executive, judicial, regulatory or administrative functions of or pertaining to government.

               (r) "Indemnified Parties" shall have the meaning set forth in
Section 6.3 hereof.

               (s) "Intel" shall mean Intel Capital Corporation and its Affiliates.

               (t) "Investor" shall have the meaning set forth in the first paragraph of this Agreement.

               (u) "Investors Rights Agreement" shall mean the Investors Rights Agreement of even date herewith among the Company and the Investors, substantially in the form attached hereto as Exhibit B.

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               (v) "Jona Side Letter" shall mean the letter executed and
delivered by Jona, Inc. to Intel and FTTI in the form attached hereto as Exhibit F.

               (w) "Losses" shall mean all losses, claims, damages, liabilities, penalties, fees, costs and expenses (including reasonable attorneys' fees and expenses).

               (x) "Material Adverse Effect" shall mean a material adverse effect on the assets, liabilities, operations, financial condition, operating results or prospects of the Company.

               (y) "Person" shall mean any individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, and any Governmental Authority or other legal or business entity of any kind.

               (z) "Purchase Price" shall have the meaning set forth in Section
2.2 hereof.

               (aa) "Qualified Public Offering" shall mean a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, covering the offer and sale by the Company of Common Stock at a public offering price per share that is not less than $1.40 (as appropriately adjusted for any stock splits, combinations, divisions or similar recapitalizations affecting the Series D Preferred Stock after the Closing Date) and with a total in gross offering proceeds of not less than $20,000,000 (prior to deducting underwriter discounts and commissions and expenses of the offering).

               (bb) "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement by the Commission.

               (cc) "Related Agreements" shall mean collectively the Investors Rights Agreement, the Right of First Refusal Agreement and the Voting Agreement.

               (dd) "Restated Certificate" shall mean the Company's Amended and Restated Certificate of Incorporation, substantially in the form attached hereto as Exhibit E.

               (ee) "Right of First Refusal Agreement" shall mean the Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, the Investors and certain other stockholders of the Company, substantially in the form attached hereto as Exhibit C.

               (ff) "Securities" shall mean the Shares and the Conversion
Shares.

               (gg) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               (hh) "Series A Preferred Stock" shall mean the Series A Preferred Stock, par value $0.01 per share, of the Company.

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               (ii) "Series B Preferred Stock" shall mean the Series B Preferred
Stock, par value $0.01 per share, of the Company.

               (jj) "Series C Preferred Stock" shall mean the Series C Preferred Stock, par value $0.01 per share, of the Company.

               (kk) "Shares" shall have the meaning set forth in Section 2.1 hereof.

               (ll) "Stock Plan" shall mean the Company's 2000 Stock Option
Plan.

               (mm) "Subsequent Closing" shall have the meaning set forth in
Section 2.3 hereof.

               (nn) "Voting Agreement" shall mean the Stockholder Voting Agreement of even date herewith among the Company, the Investors and the holders of Common Stock, substantially in the form attached hereto as Exhibit D.

               (oo) "Webb" shall mean Webb Interactive Services, Inc. and its Affiliates.

               (pp) "Webb-FTTI Letter" shall mean that letter from FTTI to Webb in the form attached hereto as Exhibit G.

               (qq) "Webb Note" shall collectively mean the promissory notes between the Company and Webb, as more fully set forth in Schedule 1.1.

                                   ARTICLE 2
                         PURCHASE AND SALE OF SECURITIES

          2.1 Authorization of Shares. On or prior to the Closing Date, the Company shall have authorized (i) the sale and issuance to the Investors of up to Forty-four Million, Four Hundred Eighty-Three Thousand, Three Hundred Sixty-Two (44,483,362) shares of Series D Preferred Stock (the "Shares") and
(ii) the issuance of the applicable number of shares of Common Stock issuable upon conversion of the Shares (the "Conversion Shares"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

          2.2 Sale and Purchase. The Company agrees to issue and sell to the Investors and, subject to the terms and conditions hereof and in reliance on the representations, warranties and agreements of the Company contained or referred to herein, the Investors agree to purchase from the Company, severally and not jointly, at the Closing that number of shares of Series D Preferred Stock set forth opposite the name of each Investor on Exhibit A attached hereto at a purchase price of $0.2855 per share (the "Purchase Price").

          2.3 Closing.

               (a) Time and Place. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Intel at 2200 Mission College Boulevard, Santa

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Clara, California 95052-8119 at 12:00 noon (Pacific time) on March 18, 2003, or at such other date, time or place as the Company and the Investors may otherwise agree (the "Closing Date").

               (b) Subsequent Closing. In the event less than all of the Shares are sold and issued at the Closing, the Company may issue and sell any or all of the unissued Shares at a purchase price per share of no less than the Purchase Price pursuant to an agreement or agreements substantially similar to this Agreement (or an addendum to this Agreement) at one or more subsequent closings (each a "Subsequent Closing") to take place at a time and place agreed upon by the Company and the purchasers participating in the respective closing(s); provided that the last Subsequent Closing must occur no later than January 31, 2004; and, provided, further, that such purchasers include a venture capital firm that is reasonably acceptable to the Investors and the Company. Each purchaser at a Subsequent Closing will also execute, and become a party to, the Related Agreements. The sale of Shares at any Subsequent Closing shall not be subject to any pre-emptive rights of holders of Shares acquired at the Closing or a previous Subsequent Closing. If, at a Subsequent Closing, a venture capital firm that is reasonably acceptable to the Investors and the Company purchases Shares, then Webb shall have the right, but not the obligation, to purchase Shares in an aggregate amount of up to 83.333% of the total purchase price paid for all Shares by such venture capital firm in a Subsequent Closing (the "Webb Option"). The Webb Option to purchase additional Shares is subject to the following conditions: (i) Webb may not purchase an aggregate amount of Shares with a value in excess of Two Million, Five Hundred Thousand Dollars ($2,500,000) in the Subsequent Closings; (ii) the exercise of the Webb Option may not violate Section 5.3(a) hereof; and (iii) Webb must purchase any Shares available to it pursuant to the Webb Option by January 31, 2004. Notwithstanding any other provision in this Agreement to the contrary, if no reasonably acceptable venture capital firm has informed the Company by November 1, 2003 that it intends to purchase any Shares in a Subsequent Closing, the Webb Option shall expire on November 1, 2003, or, if the date for receiving such notice from a reasonably acceptable venture capital firm is extended by a majority of the Board (including all of the Independent Directors, as such term is defined under the Voting Agreement), then such later date; provided, however, that in no event will the Webb Option be extended beyond January 31, 2004.

               (c) Payment of the Purchase Price. At the Closing and at any Subsequent Closing, the Company shall deliver to each Investor a stock certificate representing the number of Shares that such Investor is purchasing against payment of the Purchase Price therefor by delivery to the Company of (i) a certified check payable to the Company, (ii) a wire transfer to the Company or a trust account, (iii) cancellation of indebtedness owed by the Company and identified on Exhibit A, or (v) some combination thereof.

          2.4 Use of Proceeds. Except as contemplated by Section 7.1, the Company shall use the proceeds received from the sale of the Shares solely to fund working capital, capital expenditures and acquisitions, and for general corporate purposes and not to repay any indebtedness of the Company outstanding on the Closing Date or for distributions or payments of any kind to the Company's stockholders (or their Affiliates) or other Affiliates of the Company, other than Company repurchases of restricted stock at cost from employees or consultants pursuant to compensation agreements or arrangements approved by the Board of Directors.

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                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

          3.1 Representations and Warranties of the Company. Except as set forth in the Schedule of Exceptions attached to and incorporated by reference into this Agreement, the Company hereby represents and warrants to the Investors as follows:

               (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified as a foreign corporation in all such other jurisdictions, if any, in which the conduct of its business as presently conducted or as presently proposed to be conducted or its present ownership, leasing or operation of property requires such qualification and where the failure so to have qualified would have a Material Adverse Effect on the Company.

               (b) Authorization. The Company has all necessary corporate power and authority to enter into and perform this Agreement and the Related Agreements, to sell, issue and deliver the Shares and the Conversion Shares to the Investors in accordance with the terms of this Agreement, and to carry out the transactions contemplated by this Agreement and the Related Agreements. The execution, delivery and performance by the Company of this Agreement and the Related Agreements and the issuance of the Shares have been duly authorized by all requisite corporate action by the Company, and all waivers and consents to be obtained in connection with the transactions contemplated by this Agreement have been obtained. This Agreement and the Related Agreements have been executed and delivered on behalf of the Company and constitute the valid and legally binding obligations of the Company, enforceable against it in accordance with their terms. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not, and will not be, subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

               (c) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance, sale and delivery of the Shares, the issuance and delivery of shares of the Conversion Shares upon conversion of any or all of the Shares, and the consummation of the transactions contemplated by this Agreement by the Company will not (i) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court or other Governmental Authority applicable to the Company or its properties or assets or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration under), or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, the Certificate of Incorporation or Bylaws of the Company (in each case as amended to and including the Closing Date) or any note, indenture, mortgage, lease agreement or other contract, agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound or affected (except for such conflicts or breaches as to which requisite waivers and consents have been obtained).

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               (d) No Consent or Approval Required. Except for the filing of any notice subsequent to the Closing that may be required under applicable federal and/or state securities or "blue sky" laws (which, if required, shall be filed on a timely basis as may be so required), no consent, approval or authorization of, or declaration to or of, or filing with, any Governmental Authority or Person is required for the valid authorization, execution and delivery by the Company of this Agreement, or the offer, sale and issuance of the Shares, the issuance of the Conversion Shares upon conversion of any or all of the Shares, or the consummation of any other transaction contemplated on the part of the Company hereby.

               (e) Subsidiaries: Equity Investments. The Company has never had nor does it presently have any subsidiaries nor has it ever owned nor does it presently own any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, limited liability company, joint venture or other entity.

               (f) Capitalization. The authorized capital stock of the Company immediately prior to consummation of the issuance of the Shares shall consist of One Hundred Million (100,000,000) shares of Common Stock, of which Thirty-Five Million, Twenty-Eight Thousand, Nine Hundred Sixty-Nine (35,028,969) shares are issued and outstanding, including Ten Million, Four Hundred Fifty-One Thousand, Six Hundred Seventy-Three (10,451,673) shares issued to FTTI in full satisfaction of FTTI's price protection pursuant to Section 3 of the agreement dated as of April 8, 2002 among the Company, FTTI and Webb; and Seventy-Five Million (75,000,000) shares of Preferred Stock, consisting of Series B Preferred Stock, Twelve Thousand (12,000) shares of which are authorized, One Hundred
(100) shares of which are issued and outstanding, , Series C Preferred Stock, Twelve Thousand (12,000) shares of which are authorized, One Hundred Twenty-Five
(125) shares of which are issued and outstanding, and Series D Preferred Stock, of which Forty-Four Million, Four Hundred Eighty-Three Thousand, Three Hundred Sixty-Two (44,483,362) shares are authorized, none of which are issued and outstanding. Upon filing of the amended Certificate of Incorporation, each issued and outstanding share of Series B Preferred Stock and Series C Preferred Stock shall convert into one thousand shares of Common Stock simultaneously with the Closing and each share of authorized and unissued Series B Preferred Stock and Series C Preferred Stock shall be cancelled. Immediately after the Closing, no shares of any series of preferred stock, except for the Shares, shall be issued, outstanding or available for reissuance, and the number of issued and outstanding shares of Common Stock will be Thirty-Five Million, Two Hundred Fifty-Three Thousand, Nine Hundred Sixty-Nine (35,253,969). All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws. All of the Shares, when issued in accordance with this Agreement, and all of the Conversion Shares, when issued upon conversion of any or all of the Shares, will be duly authorized, validly issued, fully paid, nonassessable and subject to no lien or restriction on transfer, except restrictions on transfer imposed by applicable securities laws. The Company has reserved Forty-Four Million, Four Hundred Eighty-Three Thousand, Three Hundred Sixty-Two (44,483,362) shares of Common Stock for issuance upon conversion of the Shares. A total of Seven Million, Five Hundred Thousand (7,500,000) shares of Common Stock are reserved for issuance pursuant to the Stock Plan, and options to purchase One Million, Seven Hundred Fourteen Thousand, Two Hundred Eighty-Four (1,714,284) shares have been issued and are outstanding pursuant to the Plan, of which none of the options have been exercised.

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          Except as contemplated by this Agreement and the Related Agreements,
(i) there are no outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Company is or may become obligated to issue any shares of its capital stock or other securities of the Company, other than options issued pursuant to the Stock Plan; (ii) except as set forth in the Investor Rights Agreement, there are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Company pursuant to any provision of the Certificate of Incorporation or Bylaws of the Company (in each case as amended to and including the Closing Date) or any agreement to which the Company is a party; (iii) there are no agreements, restrictions or encumbrances (such as a right of first refusal, right of first offer, proxy, voting agreement, voting trust, etc.) with respect to the sale or voting of any shares of capital stock of the Company (whether outstanding or issuable upon conversion or exercise of outstanding securities) to which the Company is a party or, to the Company's Knowledge, among any other Persons; (iv) the Company does not have outstanding any obligation to repurchase or otherwise acquire or retire any of its capital stock, any securities convertible into or exchangeable for its capital stock or any rights, options or warrants with respect thereto; and (v) the Company does not have outstanding any rights that require it to register the offering of any of its securities under the Securities Act.

               (g) Financial Statements.

                    (i) Financial Statements Delivered. The Company has delivered to the Investors true, complete and correct copies of the balance sheets of the Company and related statements of operations, changes in stockholders' equity, and cash flows for (x) the fiscal year ended December 31, 2001, audited and prepared by the Company's independent certified public accountants, and (y) the fiscal year ended December 31, 2002, prepared by the Company and (z) the monthly periods ended on the last day of each calendar month during the period beginning on January 1, 2003 and ending on February 28, 2003, in each case prepared by the Company (collectively, the "Company Financial Statements"), all as attached hereto as Exhibit H. With respect to the balance sheets of the Company and related statements of operations, changes in stockholders' equity, and cash flows for the fiscal year ended December 31, 2002, the Company's independent certificated public accountants have concluded their review of such balance sheets and related statements of operations, changes in stockholders' equity, and cash flows and have not indicated that any material change is necessary.

                    (ii) Preparation of Financial Statements. The Company Financial Statements are true, correct and complete and have been prepared in accordance with GAAP applied in a consistent basis through the periods indicated, except that unaudited statements may not contain all footnotes required by GAAP and are subject to year-end adjustments. The Company Financial Statements fairly present the financial condition and results of operations of the Company as of and for the periods ending on their respective dates, and the Company has no liabilities not reflected in or reserved against on the Company Financial Statements which, under GAAP, should have been reflected or reserved against thereon.

               (h) Absence of Undisclosed Liabilities. The Company has no liabilities of any nature (matured or unmatured, fixed or contingent) not disclosed in the December 31, 2002 balance sheet included in the Company Financial Statements, except for (i) current liabilities incurred in the ordinary course of business since December 31, 2002, (ii) liabilities which,

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individually and in the aggregate, were not material to the financial condition or results of operations of the Company, and (iii) unmatured liabilities incurred in the ordinary course of the Company's business and not required to be so provided for under GAAP.

               (i) Absence of Changes. Since December 31, 2002, there has not been:

                    (i) any change in the assets, liabilities, operations, financial condition, operating results, or prospects of the Company which individually or in the aggregate has had or is reasonably expected to have a Material Adverse Effect;

                    (ii) any change in any material contract, agreement or arrangement to which the Company is a party or by which it is bound which has had or is reasonably expected to have a Material Adverse Effect;

                    (iii) any debt, liability or obligation of any nature whatsoever (contingent or otherwise) incurred by the Company, other than current liabilities or obligations incurred in the ordinary course of business and consistent with past practice;

                    (iv) any change, except in the ordinary course of business consistent with past practices, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                    (v) any mortgage, pledge, transfer of a security interest in, lien or encumbrance, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                    (vi) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except actions in the ordinary course of business which has not had and will not have a Material Adverse Effect;

                    (vii) any waiver of any valuable right of the Company, or the cancellation of any material debt or claim held by the Company;

                    (viii) any sale, assignment or transfer of any tangible or intangible assets of the Company, including, without limitation, any patents, trademarks, copyrights, trade secrets, except in the ordinary course of business and consistent with past practice;

                    (ix) any issuance of any stock, options, warrants, convertible debenture, or other equity or equity-linked securities of the Company, or any agreement or commitment therefor;

                    (x) any declaration or payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Company, or any agreement or commitment therefor;

                    (xi) any damage, destruction or loss (whether or not covered by insurance), that has had a Material Adverse Effect;

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

                    (xii) any contract, agreement or arrangement, including, without limitation, any direct or indirect loan or guaranty made by the Company to, with or for the benefit of any officer, director, employee, consultant, stockholder or Affiliate of the Company or any Affiliate of any of the aforementioned individuals (other than advances for reimbursable business expenses made in the ordinary course of business), or any agreement or commitment therefor;

                    (xiii) any resignation or termination of any officer or key employee of the Company, or, to the Company's Knowledge, any indication, suggestion or threat that such resignation or termination may be forthcoming;

                    (xiv) any change in any compensation arrangement or agreement with any employee, consultant, officer, director or stockholder of the Company;

                    (xv) any contract or other transaction entered into by the Company, except in the ordinary course of business and consistent with past practice;

                    (xvi) any contract, agreement or commitment by the Company to do any of the things described in this Section 3.1(i); or

                    (xvii) to the Company's Knowledge, any other event or condition of any character that, either individually or cumulatively, has resulted in or is reasonably expected to result in a Material Adverse Effect.

               (j) Title and Condition of Properties. The Company has good and marketable title to all of its properties (both real and personal) and assets, and has good title to all its leasehold interests, and such assets are not and will not be subject to any lien, security interest or other encumbrance or restriction of any kind except (i) liens for current taxes and assessments not in default, (ii) liens, minor imperfections of title, encumbrances and easements, (iii) mechanics', carriers', workmen's, repairmen's and other similar liens, rights of way, building or use restrictions, exceptions, variances and reservations and (iv) other liens, encumbrances and limitations of any kind, which with respect to clauses (i) through (iv) are not substantial in amount, do not materially detract from the value of or materially interfere with the present or contemplated use of any of the assets subject thereto or affected thereby or otherwise materially impair the business operations conducted by the Company, and which have arisen or been incurred only in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles, and other properties owned or leased by the Company have been maintained in the ordinary course of business in a reasonably prudent manner, and are in good operating condition and repair. With respect to the property and assets subject to leases, the Company is in compliance with such leases. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default by the Company under any such lease or agreement or, to the Company's Knowledge, by any other party.

               (k) Intellectual Property. The Company owns or possesses exclusive legal rights, including, without limitation, the right to bring actions of the infringement thereof, to all patents, patent rights, patent applications, trademarks, trademark rights, trademark applications, service marks, service mark applications, trade names, trade name rights, copyrights, copyright registrations and applications, domain names, trade secrets, licenses, know-how, concepts, computer programs and software, technical data, proprietary rights, proprietary processes and service mark applications, other intellectual property rights and information (and all documentation and media constituting, describing or relating to the above, including, without limitation, materials, memoranda and records) used, developed, sold or licensed by the Company in its business as presently conducted (each such item, the "Company Intellectual Property"), free and clear of any liens or encumbrances and without any conflict with or infringement of the rights of others. The Schedule of Exceptions contains a complete list of any and all issued patents, patent applications, registered trademarks, registered trademark applications, registered service marks, registered service mark applications, registered trade names, copyright registrations and applications and domain names throughout the world and registrations, renewals, extensions and the like thereof owned or used by the Company. Except as set forth on the Schedule of Exceptions, the Company is not a party to any outstanding options, licenses, or agreements of any kind relating to any of the Company Intellectual Property owned by the Company. The Company has not received any written communications alleging, nor does the Company have reason to believe, that the Company has violated or, by conducting its business as presently conducted and as proposed to be conducted, would violate any of the intellectual property or other proprietary rights of any other Person, and is not aware, based on reasonable investigation, of (i) any reasonable basis therefor, or (ii) any threat thereof. To the Company's Knowledge, no third party is infringing or has infringed on any rights of the Company in or to the Company Intellectual Property. No royalties, honorariums, fees or other amounts are payable by the Company to other Persons by reason of the ownership, sale, marketing, distribution, manufacture, lease, license or use of the Company Intellectual Property. The Company is not aware that any of its employees, agents or contractors is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's commercially reasonable efforts to promote the interests of the Company, or that would conflict with the Company's business as currently conducted. It is not necessary for the Company to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company. There is no overlap in the programming between, nor any code sharing between, nor any other intellectual property rights that are embodied in, both the Company's proprietary software and its "open source" software. Each of the Company's prior and current employees and independent contractors who have contributed to the Company's Intellectual Property and products has executed non-disclosure and assignment of intellectual property rights agreements, all of which are valid and fully enforceable.

               (l) Material Contracts and Other Commitments. Except for purchase orders arising in the ordinary course of business and consistent with past practice or as set forth on the Schedule of Exceptions, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that are material to the business of the Company as presently conducted (including, without limitation, any employee nondisclosure, noncompete and/or inventions agreements) or involve obligations (contingent or otherwise) of, or payments to, the Company in excess of $10,000 (collectively, the "Contracts"). All Contracts are valid, binding and in full force and effect in all material respects, and are valid, binding and enforceable by the Company in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Company is not in default under any Contract, and, to the Company's Knowledge, no other party to any Contract is in default, where such default would have a Material Adverse Effect. The Company is not a party to any franchise agreement either as a franchisor or a franchisee. True and complete copies of all Contracts have been made available for inspection by counsel to the Investors.

               (m) Litigation. There are (i) no actions, suits, proceedings, or investigations pending or, to the Company's Knowledge, threatened against the Company or its properties before any court or Governmental Authority (and, to the Company's Knowledge, there is no basis thereof), and (ii) to the Company's Knowledge, no actions, suits, proceedings or investigations are pending or threatened against its employees that may relate to their employment with, or conduct on behalf of, the Company, or which may call into question the validity of this Agreement, the Related Agreements, or any action taken or to be taken in connection herewith or therewith. The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business. The Company is not a party or subject to any writ, order, decree, injunction or judgment of any court or Governmental Authority (nor, to the Company's Knowledge, is there any reasonable basis therefor or threat thereof). There is no action, suit, proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.

               (n) Employees. The Company does not have any collective bargaining agreements with any of its employees. To the Company's Knowledge, there is no labor union organizing activity pending or threatened with respect to the Company. Except as set forth on the Schedule of Exceptions, (a) no employee has any agreement or contract, written or verbal, regarding his employment by the Company and (b) the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's Knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's Knowledge, the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any written notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. To the Company's Knowledge, no officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

               (o) Employee Benefit Plans. Except as set forth on the Schedule of Exceptions, the Company does not maintain and has never contributed to any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

               (p) Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no expenditures are or will be required in order to comply with any such existing statute, law, or regulation where such violation or expenditure would have a Material Adverse Effect.

               (q) Taxes. The Company has filed all federal, state, local and foreign tax returns which are required to be filed by it, and all such returns are true and correct in all material respects and the Company has paid all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. To the Company's Knowledge, the Company is not subject to any material additional assessments and there exists no basis therefor. The Company has not waived any statute of limitations with respect to taxes and has not agreed to any extension of time with respect to any tax assessment or deficiency. The Company has never made an election under Section 341(f) of the Internal Revenue Code of 1986, as amended. The Company has never been audited (and it not presently under audit) by the Internal Revenue Service or any state, local or foreign taxing authority.

               (r) Customers and Suppliers. The Schedule of Exceptions sets forth a complete and correct list of: (i) all customers representing at least five percent (5%) of the Company's total revenues during the period from December 31, 2000 through December 31, 2002; and (ii) all suppliers from whom the Company made purchases in excess of $50,000 during the period from December 31, 2000 through December 31, 2002. The Company is not aware of any current customer, supplier, distributor or representative that has attempted, intends, or has threatened, to terminate or change its relationship with the Company in a manner that would have a Material Adverse Effect.

               (s) Distributions. Since its incorporation, there has been no declaration or payment by the Company of dividends, or any distribution by the Company of any assets of any kind to any of its stockholders in redemption of or as the purchase price for any of the Company's securities.

               (t) Related Party Transaction. No employee, officer, stockholder or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the board of directors of the Company). None of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company or with whom the Company may have a business relationship. No officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as they relate to any such person's employment with the Company or ownership of capital stock or other securities of the Company).

               (u) Insurance. The Company has property, fire, liability, workmen's compensation and casualty insurance policies with coverage customary for companies similarly situated to the Company, each of which is in full force and effect and all premiums due thereon have been paid.

               (v) Registration Rights. Except as set forth in the Investors Rights Agreement, the Company is not under any obligation to register under the Securities Act, any of its presently outstanding securities or any of its securities which may hereafter be issued.

               (w) Governmental Approvals. The Company has obtained all approvals, authorizations, consents, licenses and permits of any Governmental Authority necessary to carry on its business as presently conducted and as presently proposed to be conducted, the absence of which would have a Material Adverse Effect. Such approvals, authorizations, consents, licenses and permits are in full force and effect, no violation or default by the Company has been recorded in respect of any such approvals, authorizations, consents, licenses or permits, and no proceeding is pending or, to the Company's Knowledge, threatened to revoke or limit any thereof.

               (x) No Defaults. The Company is not in default (i) under its Certificate of Incorporation or Bylaws (in each case as amended to the date hereof), or any indenture, mortgage, lease, purchase or sales order, or any other contract, agreement or instrument to which the Company is a party or by which it or any of its property is bound or affected or (ii) to the Company's Knowledge, with respect to any order, writ, injunction or decree of any court or any Governmental Authority, in either case under clause (i) or (ii) which default could result in the termination of any such contract, agreement or instrument or otherwise result in the imposition of liability or penalties which would have a Material Adverse Effect.

               (y) Compliance. The Company has complied, and, to the Company's Knowledge is in compliance, with all federal, state, local and foreign laws, ordinances, regulations and orders applicable to it (including, without limitation, all such applicable laws of the United States and of each applicable jurisdiction relating to equal employment opportunity), its business or the ownership of its assets, the failure to comply with which laws would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

               (z) Investment Company Act. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

               (aa) Offering Exemption. Assuming with respect to the Investors the accuracy of the representations, warranties, acknowledgments and agreements of the Investors set forth in Section 3.2 hereof, the offering for sale of the Shares and the issuance of the

Conversion Shares upon conversion any or all of the Shares constitute transactions exempt from registration under the Securities Act and from registration or qualification under applicable state securities or "blue sky" laws except for such registration or qualification as has been obtained on or before the date hereof.

               (bb) Disclosure. This Agreement and all of the Exhibits and Schedules attached hereto and the written documents that were given to the Investors as part of their due diligence, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the context and circumstances in which they were made.

               (cc) Corporate Documents. The current Certificate of Incorporation and Bylaws of the Company are in the form provided to counsel for the Investors. The copy of the minute books of the Company provided to the Investors' counsel contains minutes of all meetings of the Board of Directors and stockholders and all actions by written consent without a meeting by the Board of Directors and stockholders since the date of incorporation and reflects all actions taken by the Board of Directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

          3.2 Representations and Warranties of the Investors. Each Investor represents and warrants as to itself, severally and not jointly, to the Company as follows:

          (a) Such Investor has all requisite corporate power and authority to execute and deliver this Agreement and the Related Agreements, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement and the Related Agreements. All action on the part of the Investor necessary for the authorization, execution, delivery and performance of this Agreement and the Related Agreements, and the performance of all of the Investor's obligations under this Agreement and the Related Agreements, has been taken or will be taken prior to the Closing.

          (b) This Agreement and the Related Agreements, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms except: (i) to the extent that the indemnification provisions contained in the Investors Rights Agreement may be limited by applicable law and principles of public policy, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

          (c) No consent, approval, authorization, order, filing, registration or qualification of or with any court, Governmental Authority or other Person is required to be obtained by the Investor in connection with the execution and delivery of this Agreement and the Related Agreements by the Investor or the performance of the Investor's obligations hereunder or thereunder.

          (d) Such Investor represents and warrants to the Company that it is qualified as an "accredited investor" as defined in Rule 501 promulgated under the Securities Act, and its residency (or in the case of a partnership, limited liability company or corporation, such entity's principal place of business) is correctly set forth on the signature page hereto.

          (e) Such Investor is acquiring the Securities solely for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

          (f) Such Investor understands that the Securities have not been registered or qualified under the Securities Act or any state securities laws, by reason of their issuance and sale in transactions exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws. Such Investor acknowledges that reliance on said exemptions is predicated in part on the accuracy of its representations and warranties herein.

          (g) Such Investor acknowledges and agrees that the Securities must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and applicable state securities laws or is exempt from registration and that, except as expressly provided in the Investors Rights Agreement, the Company is not required to, and does not intend to, so register or qualify any such securities or to take any action to make such an exemption available except to the extent provided herein.

          (h) Such Investor will not transfer any of the Securities, except in compliance with the Securities Act and applicable state securities laws and the restrictions on transfer contained in the Right of First Refusal Agreement.

          (i) Such Investor represents and warrants to the Company that (i) its partners, officers and/or directors, together with its advisors, have such knowledge and experience in financial and business matters as is necessary to enable such Investor to evaluate the merits and risks of an investment in the Company; (ii) it has no present need for liquidity in its investment in the Company and is able to bear the risk of that investment for an indefinite period and to afford a complete loss thereof, and (iii) it was not formed for the specific purpose of making an investment in the Company.

          (j) Such Investor is aware that a high degree of risk is inherent in investing in Company; the purchase of the Securities is highly speculative and there is a significant risk of loss of Investor's entire investment; there is no market for the Securities nor can there be any assurance that any such market will ever develop; and the Securities are subject to substantial restrictions on transferability under state and federal securities laws and the Right of First Refusal Agreement.

          (k) No finder, broker, agent, financial advisor or other intermediary has acted on behalf of such Investor in connection with the offering of the Securities or the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

          3.3 Additional Representations and Warranties of the Investors. Each Investor represents and warrants as to itself, severally and not jointly, to the Company and to each of the other Investors that, except for the provisions set forth in this Agreement, the Related Agreements, the Jona Side Letter and the Webb-FTTI Letter, such Investor has not entered into any agreement with, or made any promise or covenant to, any Person (including without limitation, any other Investor) in connection with the transactions contemplated hereby.

                                    ARTICLE 4
                              CONDITIONS TO CLOSING

          4.1 Conditions to Investors' Obligation to Close. The obligation of each of the Investors to consummate the transactions contemplated herein is subject to the satisfaction, on or prior to the Closing Date, of the conditions set forth below and applicable thereto, any of which may be waived with respect to an Investor in writing by that Investor:

               (a) Representations and Warranties; Performance of Obligations. Each of the representations and warranties made by the Company herein shall have been true and correct when made, and shall be true and correct on and as of the Closing Date (or the date of any Subsequent Closing) or, to the extent such representation and warranty is as of a specific date, as of such specific date. The Company shall have performed and complied with the agreements, covenants, conditions and provisions of this Agreement required to be performed or complied with by it at or prior to the Closing Date (or the date of any Subsequent Closing).

               (b) Legal Investment. On the Closing Date (or the date of any Subsequent Closing), the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which the Investors and the Company are subject.

               (c) Securities Laws. The offer, sale and issuance to the Investors of the Shares pursuant to this Agreement and of the Conversion Shares upon conversion of the Shares pursuant to the Restated Certificate shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities or "blue sky" laws, or the Company shall have made or obtained all necessary registrations, qualifications and permits required by any federal or state securities law or regulation for the offer and sale of the Securities; provided that a blue sky notice filing and fee of less than $500 in any one state shall not constitute a breach of this condition.

               (d) Filings, Consents, Permits, and Waivers. The Company and the Investors shall have made all filings with any Governmental Authority required to be made prior to the Closing (or the date of any Subsequent Closing) and obtained any and all consents, permits and waivers necessary for the issuance and sale of the Shares and the Conversion Shares and for consummation of the transactions contemplated by this Agreement and the Related Agreements.

               (e) No Actions or Proceedings. No action, suit or proceeding by or before any Governmental Authority shall have been asserted, instituted or threatened by any party to restrain, prohibit or invalidate the transactions contemplated by this Agreement or the Related Agreements.

               (f) Reservation of Conversion Shares. The shares of Common Stock initially issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

               (g) Corporate Documents. The Company shall have delivered to the Investors or their counsel, copies of all corporate documents of the Company as the Investors shall reasonably request.

               (h) Certificate of Incorporation. The Company shall have adopted and filed with the Secretary of State of the State of Delaware the Restated Certificate, and the Restated Certificate shall be in full force and effect.

               (i) Good Standing Certificates. The Investors shall have received certificates issued by the applicable Governmental Authorities in the applicable jurisdictions confirming the good standing of Company as of recent date prior to the Closing in the State(s) of Delaware and Colorado.

               (j) Legal Opinion. The Investors shall have received an opinion of the Company's legal counsel, dated the Closing Date, in the form attached hereto as Exhibit I.

               (k) Board of Directors. Effective as of the effective time of the Closing, the Board of Directors of the Company shall be comprised of William Cullen, Rick Jennewine, Claude Perdrillat, Stephane Couvreur, Robert Balgley, Perry Evans and a qualified and independent director nominated in accordance with the Voting Agreement.

               (l) Proceeding Satisfactory. All corporate and legal proceedings taken by the Company in connection with the transactions contemplated by this Agreement and all documents and instruments relating to such transactions shall be reasonably satisfactory in substance and form to the Investors, and they shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

               (m) Corporate Consents. The Company shall have obtained all Board of Director and stockholder consents, waivers and other instruments necessary in connection with the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated herein and therein.

               (n) Conversion of Series A-C Preferred Stock; Amendment to Certificate. The Restated Certificate shall provide that each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Company outstanding immediately prior to the Closing (the "Prior Preferred Stock") shall automatically convert into one share of Common Stock simultaneously with the Closing and that each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Company that is authorized but unissued shall be cancelled simultaneously with the Closing. The Company shall have obtained all Board of Director and stockholder consents necessary to authorize the officers of the Company to file, immediately following such automatic conversion of the Prior Preferred Stock, the Restated Certificate, as a result of which there shall be no authorized Prior Preferred Stock thereunder.

               (o) Conversion of Webb Note. The Company shall have taken all steps and obtained all consents and waivers necessary to (i) cause all amounts then owed under the Webb Note to convert into Shares at the Closing and (ii) retire the Webb Note.

               (p) Minimum Investment at the Closing. The Investors shall invest a minimum of $7,200,000 (including all cancellation of indebtedness under the Webb Note) at the Closing. .

               (q) Delivery of Documents. The Company shall have executed and delivered to the Investors the following documents on or prior to the Closing
Date:

                    (i) Certificates representing the Shares to be purchased and sold at the Closing;

                    (ii) The Investors Rights Agreement duly executed by the Company;

                    (iii) The Right of First Refusal Agreement duly executed by the Company;

                    (iv) The Voting Agreement duly executed by the Company;

                    (v) A certificate executed by the chief executive officer and the chief financial officer of the Company and dated as of the Closing Date (or the date of any Subsequent Closing), certifying to the satisfaction or fulfillment by the Company of each of the conditions specified in Section 4.1(a) hereof as of the Closing Date;

                    (vi) A certificate of the Secretary or Assistant Secretary of Company attaching complete and correct copies of (A) the resolutions approved by the Board of Directors and stockholders of the Company authorizing this Agreement and the consummation of the transactions contemplated hereby, as well as the election of the members of the Board of Directors identified in Section 4.1(k) hereof and the filing of the Restated Certificate described in Section 4.1(n) hereof; (B) the Restated Certificate, together with all amendments thereto, certified by the Secretary of State of the State of Delaware; and (C) the Bylaws of the Company, together with all amendments thereto; and

                    (vii) Such other agreements, instruments and documents referred to in this Section 4.1 and such other agreements, instruments and documents as the Investors or their counsel may reasonably request.

               (r) Jona Side Letter. FTTI and Intel shall have received the executed Jona Side Letter in the form attached hereto as Exhibit F.

               (s) Silicon Valley Bank. Any and all existing guarantees or security agreements between the Company and Silicon Valley Bank shall have been released and/or cancelled.

               (t) FTTI Waiver of Price Protection. FTTI shall have executed and delivered to the Company a waiver of any further price protection rights associated with its shares of the Company's Common Stock following the Series D Preferred Stock financing.

               (u) Company Business Plan. The Investors shall have received and approved (i) a detailed business and financial plan of the Company for 2003 and
(ii) an outline of goals and operating assumptions for 2004.

               (v) Filings with the Commission. The Investors shall have received and approved the Form 8-K and all other disclosure that may be filed by Webb with the Commission in connection with the Series D Preferred Stock financing.

               (w) License Agreement. The Company and FT shall have entered into a license agreement with respect to a Three Million ($3,000,000) purchase commitment from FT to the Company.

          4.2 Conditions to the Company's Obligation to Close. The obligation of the Company to consummate the transactions contemplated herein is subject to the satisfaction, on or prior to the Closing Date, of the conditions set forth below and applicable thereto, any of which may be waived in writing by the Company:

               (a) Representations and Warranties. The representations and warranties made by each Investor in Section 3.2 and Section 3.3 hereof shall have been true and correct when made, and shall be true and correct on and as of the Closing Date.

               (b) Minimum Investment at the Closing. The Investors shall invest a minimum of $7,200,000 (including all principal and interest due in connection with the Bridge Notes) at the Closing. .

               (c) Legal Investment. On the Closing Date (or the date of any Subsequent Closing), the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which the Investors and the Company are subject.

               (d) Securities Laws. The offer, sale and issuance to the Investors of the Shares pursuant to this Agreement and of the Conversion Shares upon conversion of the Shares pursuant to the Restated Certificate shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities or "blue sky" laws, or the Company shall have made or obtained all necessary registrations, qualifications and permits required by any federal or state securities law or regulation for the offer and sale of the Securities; provided that a blue sky notice filing and fee of less than $500 in any one state shall not constitute a breach of this condition

               (e) Filings, Consents, Permits, and Waivers. The Company and the Investors shall have made all filings with any Governmental Authority required to be made prior to the Closing (or the date of any Subsequent Closing) and obtained any and all consents, permits and waivers necessary or appropriate for the issuance and sale of the Shares and the Conversion

Shares and for consummation of the transactions contemplated by this Agreement and the Related Agreements.

               (f) No Actions or Proceedings. No action, suit or proceeding by or before any Governmental Authority shall have been asserted, instituted or threatened by any party to restrain, prohibit or invalidate the transactions contemplated by this Agreement or the Related Agreements.

               (g) Delivery of Documents. Each Investor shall have executed and delivered to the Company the following documents on or prior to the Closing
Date:

                    (i) The Investors Rights Agreement duly executed by such Investor;

                    (ii) The Right of First Refusal Agreement duly executed by such Investor;

                    (iii) The Voting Agreement duly executed by such Investor;
and

                    (iv) Such other agreements, instruments and documents referred to in this Section 4.2 and such other agreements, instruments and documents as the Company or its counsel may reasonably request.

               (h) License Agreement. The Company and FT shall have entered into a license agreement with respect to a Three Million ($3,000,000) purchase commitment from FT to the Company.

               (i) FTTI Waiver of Price Protection. FTTI shall have executed and delivered to the Company a waiver of any further price protection rights associated with its shares of the Company's Common Stock following the Series D Preferred Stock financing.

                                    ARTICLE 5
                                    COVENANTS

          5.1 Pre-Closing Covenants of the Company. The Company covenants and agrees that, from and after the date hereof until the Closing Date or the date of termination of this Agreement in the event the Closing does not occur:

               (a) Conduct of Business in the Ordinary Course. The Company shall conduct its business in the ordinary course consistent with past practice.

               (b) Satisfaction of Closing Conditions. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall use commercially reasonable efforts to take, or cause to be taken, without being obligated to make any payment or payments to any third party or parties which, individually or in the aggregate, exceeds $10,000 and is not otherwise legally required to be made, all actions, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Closing and the other transactions contemplated hereunder, including, without limitation, (a) obtaining all required consents, (b) defending any litigation or claims challenging this Agreement or the consummation of any of the transactions contemplated hereunder, including, without limitation, if the circumstances warrant, seeking to have any stay or temporary restraining court order vacated or reversed, and (c) the execution and delivery of any documents, agreements and instruments (in form and substance reasonably satisfactory to the parties) necessary to consummate the transactions contemplated hereunder and to fully carry out the purposes of this Agreement.

               (c) Restrictive Agreements. The Company will not enter into or become obligated under any agreement or contract (excluding sales agreements executed in the ordinary course of business) including, without limitation, any loan agreement, promissory note (or other evidence of indebtedness), mortgage, security agreement or lease, which by its terms prevents or restricts the Company from performing its obligations under this Agreement, any Related Agreements or under the terms of the Series D Preferred Stock.

               (d) Reservation of Stock. As of or prior to the Closing Date, the Company shall take, and shall request that its stockholders take, any and all action necessary to reserve for issuance the number of shares of Common Stock into which all of the Shares is convertible.

               (e) Stock Plan. Notwithstanding the fact that the Company's Stock Plan is currently authorized to issue up to Seven Million, Five Hundred Thousand (7,500,000) shares of Common Stock, the Company shall not issue any shares pursuant to the Stock Plan in excess of Five Million, Nine Hundred Fifty-Eight Thousand, Nine Hundred Eighty-One (5,958,981) shares of Common Stock. The Company also covenants any shares issued pursuant to the Stock Plan are subject to a vesting/repurchase schedule over three to five years.

          5.2 Post-Closing Covenants of the Company. The Company covenants and agrees that, from and after the Closing Date and until the closing of a Qualified Public Offering:

               (a) Securities Laws Compliance. The Company shall make, in a timely manner, any filings required by the Securities Act or the securities or "blue sky" laws of any applicable jurisdiction in connection with the offering, sale and issuance of the Shares and the Conversion Shares.

               (b) Reservation of Stock. The Company shall take, and shall request that its stockholders take, any and all action necessary to increase the number of shares of Common Stock reserved for issuance as required by any increase in the number of shares of Common Stock into which the Series D Preferred Stock is convertible.

               (c) Information Rights. So long as each Investor holds, directly or indirectly, at least fifteen percent (15%) of the original Shares purchased by it pursuant to this Agreement, the Company shall deliver to such Investor:

                    (i) as soon as practicable, but in any event within ninety
(90) days after the end of each fiscal year of the Company, (x) financial statements for such fiscal year, including a balance sheet of the Company as of the end of such fiscal year, and statements of income, stockholder's equity and cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, and audited and certified by a "Big

Four" accounting firm or other independent public accounting firm of national standing selected by the Company with the approval of the holders of a majority of the outstanding Shares and (y) a management letter prepared by such firm;

                    (ii) as soon as practicable, but in any event within thirty
(30) days after the end of each calendar month and each fiscal quarter of the Company, unaudited financial statements, including a balance sheet, statements of income, stockholders' equity and cash flows, an analysis showing variations from budget and prior periods, and management operations reviews for each such calendar month and fiscal quarter, such financial reports to be in reasonable detail and prepared in accordance GAAP, except that such reports may not contain all footnotes required by GAAP and are subject to year-end adjustments;

                    (iii) as soon as practicable, but in any event within thirty
(30) days prior to each fiscal year-end, a projected operating budget and strategic plan for the forthcoming fiscal year, and within ninety (90) days after the beginning of such fiscal year, an annual comparison against the business plan and operating budget with respect to the prior fiscal year;

                    (iv) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as an Investor may from time to time reasonably request; and

                    (v) with respect to the financial statements called for in this Section 5.2(c), at the time of the delivery of such financial statements, a certificate executed by the chief executive officer or chief financial officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operations for the period specified, subject to year-end audit adjustments.

               (d) Inspection Rights. The Company shall permit, during normal business hours and upon reasonable prior notice to management, each Investor and such person as it may designate, at such Investor's expense, to visit and inspect any of the properties of the Company, to examine its books and records and take copies and extracts therefrom, and to discuss the affairs, finances and accounts of the Company (including management's proposed annual operating plans) with its officers.

               (e) Existence. The Company shall at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its business.

               (f) Properties. The Company shall maintain and keep its material properties and assets in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted in all material respects at all times.

               (g) Taxes. The Company shall make and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a lien upon any of its property unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP, consistently applied) have been established on its books and financial statements with respect thereto.

               (h) Obligations. The Company will comply with all other material obligations which it incurs pursuant to any contract, agreement or arrangement to which the Company is a party, whether oral or written, as such obligations become due, unless and to the extent that (a) the failure to so comply would not (either individually in the aggregate) reasonably be expected to have a Material Adverse Effect; (b) the failure to so comply is cured by the Company within forty-five (45) days of its discovery; or (c) the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP, consistently applied) have been established on its books and financial statements with respect thereto.

               (i) Books and Records. The Company shall maintain proper books of record and account which present fairly its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP, consistently applied.

               (j) Property Damage Insurance. The Company shall obtain and maintain property damage insurance in an amount and type sufficient to provide the coverage reasonably necessary to protect the assets and business of the Company.

               (k) Actions Requiring Shareholder Approval. The Company shall not do any of the following without the prior approval of Investors holding 66 2/3% of the Shares: (i) engage in, or participate in, or facilitate, any transaction or enter into any agreement, contract or arrangement for the distribution of the Company's securities to the public except in connection with a Qualified Public Offering, (ii) assist in or facilitate or recognize any transaction or series of transactions if, as a result of such transaction or series of transactions, any shareholder of the Company would own, either directly or indirectly, more than 49% of the Company's authorized share capital (calculated either by ownership percentage or voting power), or (iii) take any action, other than in connection with a Qualified Public Offering, that would result in the Company becoming a reporting company under the Securities Exchange Act of 1934, as amended.

               (l) Purchases From Webb. The Company shall purchase certain software products, as set forth and described in Schedule 5.2(l), from Webb at a rate of $12,000 per month for a period of twenty-one (21) months commencing April 1, 2003. In addition, the Company shall purchase certain assets, as set forth and described in Schedule 5.2(l), at a purchase price of $200,000 no later than August 31, 2004.

               (m) Stock Plan. The Company shall take any and all action necessary to decrease the number of authorized shares in its Stock Plan to Five Million, Nine Hundred Fifty-Eight Thousand, Nine Hundred Eighty-One (5,958,981) shares of Common Stock and to ensure that any shares issued pursuant to the Stock Plan after the Closing are subject to a vesting/repurchase schedule over three to five years. Prior to such decrease in the authorized number of shares, the Company shall not issue any shares pursuant to the Stock Plan in excess of Five Million, Nine Hundred Fifty-Eight Thousand, Nine Hundred Eighty-One (5,958,981) shares of Common Stock.

          5.3 Post-Closing Covenants of the Investors. Each Investor covenants and agrees with the Company and each other Investor that, from and after the Closing Date and until the closing of a Qualified Public Offering:

               (a) No Majority Ownership of the Company. Unless previously approved in writing by each of the Investors, no Investor will engage in any transaction or enter into any agreement, contract or arrangement if, as a result of such transaction, agreement, contract or arrangement, such Investor would own, either directly or indirectly, more than 49% of the Company's authorized share capital (calculated either by ownership percentage or voting power).

               (b) No Private Agreements. Each Investor will not enter into any agreement, contract or arrangement with any other Investor with respect to the voting of such Investor's shares of the Company in any matter that must be approved by the Company's shareholders under law or under this Agreement or any of the Related Agreements

          5.4 Additional Post-Closing Covenants of Webb. Webb covenants and agrees with the Company and each of the other Investors that, from and after the Closing Date and until the earlier to occur of (i) a Qualified Public Offering;
(ii) a sale of the entire capital stock of the Company for consideration that is solely in the form of cash or freely tradable public securities; (iii) a sale of all or substantially all of the Company's assets for consideration that is solely in the form of cash or freely tradable public securities; or (iv) the date on which Webb ceases to be a shareholder of the Company, it will not make any distributions or other transfer of any of its shares in the Company to Webb's shareholders which distribution or transfer would have the result of making the Company a reporting company under the Securities Exchange Act of 1934, as amended, unless the distribution or transfer has been approved by Investors holding 66-2/3% of the Shares.

                                    ARTICLE 6
                            SURVIVAL; INDEMNIFICATION

          6.1 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing for one year from the date of the last Subsequent Closing. All statements contained in a certificate or other instrument delivered by the Company pursuant to this Agreement in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by the Company under this Agreement.

          6.2 Survival of Covenants and Agreements. Subject to Sections 5.2 and
7.4 hereof, all covenants, agreements and obligations contained herein shall survive indefinitely until, by the respective terms, they are no longer operative.

          6.3 Indemnification. The Company will indemnify and defend each Investor and all of their officers, directors, employees, agents and Affiliates (collectively, the "Indemnified Parties") against, and hold each Indemnified Party harmless from, all Losses incurred by the Indemnified Parties or any of them as a result of, arising out of, or relating to (i) the execution, delivery, performance or enforcement of this Agreement, the Related Agreements or any other instrument, document or agreement executed pursuant hereto by any of the Indemnified Parties, (ii) the inaccuracy of any representation or warranty of the Company contained in this Agreement, (iii) the breach of any covenant or agreement of the Company contained in this Agreement, or (iv) any investigation or proceeding by any Person not a party hereto (nor an Affiliate of a party hereto) against the Company or any Indemnified Party which investigation or proceeding requires the participation of, or is commenced or filed against, one or more of the Indemnified Parties because of this Agreement and the transactions contemplated herein; provided that, the Company shall have no obligation under this Section 6.3 to the extent of Losses that are determined pursuant to a final and non-appealable judicial ruling, order or judgment to be a result of an Indemnified Party's gross negligence or willful misconduct. The Company agrees to reimburse each Indemnified Party promptly for all such Losses as they are incurred by such Indemnified Party. Each Indemnified Party shall reimburse the Company for any payments made by the Company to such Indemnified Party pursuant to this Section 6.3 to the extent of Losses which are finally determined in a judicial proceeding to be a result of the Indemnified Party's gross negligence or willful misconduct. The obligations of the Company to each Indemnified Party under this Section 6.3 will be separate obligations. The obligations of the Company under this Section 6.3 will survive any transfer of securities by any Investor and the termination of this Agreement or any of the other agreements referred to above in this Section 6.3.

          6.4 Claims for Indemnification. Whenever any claim shall arise for indemnification pursuant to Section 6.3 hereof, the Indemnified Party shall promptly (and in no event more than 30 days after the later to occur of incurring the Losses or discovering the facts giving rise to the claim) notify the Company of the claim and, when known, the facts constituting the basis for such claim; provided that an Indemnified Party's failure to give such notice shall not affect any rights or remedies of the Indemnified Party hereunder with respect to indemnification for Losses except to the extent that the Company is materially prejudiced thereby. In the event of any claim for indemnification pursuant to Section 6.3 hereof resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Company shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which they are entitled to indemnification pursuant to Section
6.3 hereof, without the prior written consent of the Company (which shall not be unreasonably withheld) unless suit shall have been instituted against them and the Company shall not have taken control of such suit after notification thereof as provided in this Section 6.4; provided, however, that the Indemnified Party is hereby authorized to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests.

          6.5 Defense. In connection with any claim giving rise to indemnity pursuant to Section 6.3 hereof or resulting from or arising out of any claim or legal proceeding by a Person who is not a party to this Agreement nor an Affiliate of a party hereto, the Company, at its sole cost and expense may, upon written notice to the Indemnified Parties, assume the defense of any such claim or legal proceeding and thereafter diligently conduct the defense thereof. The Indemnified Parties shall be entitled to participate in (but not control) the defense of any such action with their counsel and at their own expense; provided that, if in the reasonable opinion of an Indemnified Party, any claim or demand involves an issue or matter that could have an adverse effect on its or its Affiliates' business, operations, assets, properties, prospects or reputation, then such Indemnified Party shall have the right to control the defense or settlement of such claim or demand, and the reasonable costs and expenses thereof shall be included as part of the Company's indemnification obligations hereunder. Each party shall cooperate fully with the other, such cooperation to include, without limitation, attendance at depositions and the provision of relevant documents as may be reasonably requested by the other parties.

          6.6 Limits. Notwithstanding any other provision in this Agreement or any rule of law or equity:

               (a) The Company shall have no liability to an Indemnified Party for matters related to this Agreement or the subject matter hereof (i) for any claims made after the expiration of the survival periods set forth in Sections
6.1 and 6.2 hereof, or (ii) as a result of any occurrence, matter or thing the occurrence, existence or non-disclosure of which constitutes a willful breach or failure of any representation, warranty, covenant or other obligation of any Investor hereunder; and

               (b) An Indemnified Party shall not be entitled to recover any indirect, consequential or special damages from the Company.

                                    ARTICLE 7
                                  MISCELLANEOUS

          7.1 Expenses. The Company hereby agrees to (a) reimburse Intel for its out-of-pocket expenses, including reasonable consulting and attorney's fees, incurred by Intel in connection with its due diligence and the development, preparation and execution of this Agreement and all other documents and instruments relating thereto; provided that the aggregate reimbursement for such fees and expenses shall not exceed Sixty Thousand Dollars ($60,000) and (b) reimburse Webb for certain obligations owed by the Company to Webb, as fully detailed in Schedule 7.1. Such reimbursement may be withheld by the applicable Investor from the amount to be delivered to the Company in payment for its Shares.

          7.2 Legend on Stock Certificates. Each certificate representing shares of Series D Preferred Stock and Common Stock held by any Investor or any transferee of any Investor shall bear the following legend (in addition to any legends required by the Related Agreements) until such time as the shares represented thereby are no longer subject to the provisions hereof:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES

               ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

          7.3 Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by the Company or the Investors, any of the Investors or the Company (as the case may be) may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance or injunctive relief with respect to any such covenant or agreement contained in this Agreement.

          7.4 Duration of Agreement. From and after the Closing, except as otherwise provided in Article 6 hereof, the rights and obligations of the parties under this Agreement shall terminate as to each Investor and the Company upon the consummation of a Qualified Public Offering.

          7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

          7.6 Notices. All notices and other communications given to any party hereto pursuant to this Agreement shall be in writing and shall be hand delivered, or sent either by (a) electronic mail; (b) an overnight express courier service that provides written confirmation of delivery; or (c) facsimile transmission with written confirmation by the sending machine or with telephone confirmation of receipt (provided that a confirming copy is sent by overnight express courier service that provides written confirmation of delivery), addressed as follows:

          Company:             Jabber, Inc.
                               1899 Wynkoop Street
                               Denver, CO 80202
                               Tel: 303-308-3255
                               Fax: 303-308-3215
                               E-mail: ghagan@jabber.com
                               Attention: COO/CFO
          with a copy to:      Jabber, Inc.
                               1899 Wynkoop Street
                               Denver, CO 80202
                               Tel: 303-308-3224
                               Fax: 303-308-3215
                               E-mail: lbranson@webb.net
                               Attention: Secretary/General Counsel

          The Investors:       To the address of each Investor set forth on the
                               signature page hereto

          with a copy to:      Gibson Dunn & Crutcher LLP
                               1530 Page Mill Road
                               Palo Alto, CA  94304
                               Tel: (650) 849-5311
                               Fax: (650) 849-5333
                               Attention: Greg Davidson, Esq.

                               and

                               Davis Graham & Stubbs LLP
                               1550 Seventeenth Street
                               Suite 500
                               Denver, CO  80202
                               Tel: (303) 892-9400
                               Fax: (303) 893-1379
                               Attention: Chris Richardson, Esq.
                                          and
                                          Robert Attai, Esq.

Any communication given in conformity with this Section 7.6, shall be effective upon the earlier of actual receipt or deemed delivery. Delivery shall be deemed to have occurred as follows: if telecopied or sent by electronic mail, upon written confirmation by the sending machine of effective transmission or upon telephone confirmation of receipt; and if sent by overnight express courier service, the next business day. Any party may at any time change its address for receiving communications pursuant to this Section 7.6 by giving notice of a new address in the manner provided herein.

          7.7 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect thereto are hereby superseded in their entirety except as specifically provided herein.

          7.8 Assignment. None of the rights and obligations of any party to this Agreement may be assigned without the prior written consent of all of the other parties to this

Agreement, and any purported assignment made without such consent shall be void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns (each of which transferees, successors and permitted assigns shall be deemed to be a party hereto for all purposes hereof).

          7.9 Amendment; Waiver. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of each Investor and the written consent of the Company.

          7.10 Time Periods. In computing the number of days for any purpose of this Agreement, all days shall be counted including Saturdays, Sundays and holidays, except that if the last day of any period occurs on a Saturday, Sunday or holiday, the period will be deemed extended to the end of the next succeeding day which is not a Saturday, Sunday or holiday. A holiday for purposes of this Agreement shall mean those days on which banks in the State of Delaware may, or are obligated to, remain closed.

          7.11 Headings. The Article, Section and subsection headings are included solely for convenient reference and shall not be deemed to provide an accurate description of the content of any Article, Section or subsection hereof or otherwise affect the meaning or interpretation of any of the provisions hereof.

          7.12 Gender. All pronouns used herein shall include all genders and the singular and plural as the context requires.

          7.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          7.14 Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

          7.15 Interpretation of Agreement. The parties hereto acknowledge and agree that this Agreement has been negotiated at arm's-length and among parties equally sophisticated and knowledgeable in the matters dealt with in this Agreement. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties as set forth in this Agreement.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have executed this Series D Preferred Stock Purchase Agreement as of the day and year first above written.

                               JABBER, INC.


                               By: /s/ Gwenael Hagan
                                   ---------------------------------------------
                               Name: Gwenael Hagan
                               Title: COO/CFO


                               INVESTORS:

                               FRANCE TELECOM TECHNOLOGIES
                               INVESTISSEMENTS


                               By: /s/ Stephane Couvreur
                                   ---------------------------------------------
                               Name: Stephane Couvreur
                               Title: General Manager

                               Address: 38-40 rue du General Leclerc
                                        92794 Issy les Moulineaux Cedex 9
                                        France

                               Fax #: +33 145296560
                               E-mail: stephane.couvreur@francetelecom.com


                               INTEL CAPITAL CORPORATION


                               By: /s/ Ravi Jacob
                                   ---------------------------------------------
                               Name: Ravi Jacob
                               Title: Vice President, Finance & Enterprise
                               Services Group; Asst. Treasurer, Strategic
                               Investments & Acquisitions

                               Address: 2200 Mission College Blvd.
                                        M/S RN6-46
                                        Santa Clara, CA 95052
                                        Attention: Portfolio Manager
                                        Fax Number: (408) 765-6038

                               E-mail: portfolio.manager@intel.com

        SIGNATURE PAGE TO THE SERIES D PREFERRED STOCK PURCHASE AGREEMENT
                AMONG JABBER, INC. AND THE INVESTORS NAMED HEREIN

                               WEBB INTERACTIVE SERVICES, INC.


                               By: /s/ W. R. Cullen
                                   ---------------------------------------------
                               Name: W. R. Cullen
                               Title: President & CEO

                               Address: 1899 Wynkoop, Suite 600
                                        Denver, Colorado  80202

                               Fax #: 303-308-3215
                               E-mail: bcullen@webb.net

        SIGNATURE PAGE TO THE SERIES D PREFERRED STOCK PURCHASE AGREEMENT
                AMONG JABBER, INC. AND THE INVESTORS NAMED HEREIN

                                    EXHIBIT A
                      SECURITIES TO BE ISSUED TO INVESTORS

                                  Not included.

                                    EXHIBIT B

                           INVESTORS RIGHTS AGREEMENT

================================================================================

                                  JABBER, INC.

                           INVESTORS RIGHTS AGREEMENT

                              DATED MARCH 17, 2003

================================================================================

                                  JABBER, INC.

                           INVESTORS RIGHTS AGREEMENT

          THIS INVESTORS RIGHTS AGREEMENT (this "Agreement") is made effective as of March 17, 2003, by and among JABBER, INC., a Delaware corporation (the "Company") and those parties listed as Series D Investors on Exhibit A attached hereto (hereinafter sometimes referred to individually as a "Series D Investor" and collectively, as the "Series D Investors"), and those parties listed as Prior Investors on Exhibit A attached hereto (hereinafter sometimes referred to individually as a "Prior Investor" and collectively, as the "Prior Investors").

                                   BACKGROUND

          The Company and the Series D Investors have entered into that certain Series D Preferred Stock Purchase Agreement dated March 17, 2003 (the "Series D Purchase Agreement").

          The Company and the Prior Investors are parties to that certain Amended and Restated Preferred Stock Investors' Rights Agreement made and entered into as of April 8, 2002 (the "Prior Rights Agreement").

          As a condition and a material inducement to the Investors' obligations to consummate the transactions contemplated by the Series D Purchase Agreement, the Company and the Prior Investors have agreed to enter into this Agreement with the Series D Investors and to terminate the Prior Rights Agreement in its entirety as set forth therein.

          NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Investors and the Company hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

          1.1 Definitions. Unless the contract otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

               (a) "Additional Holders" shall have the meaning set forth in
Section 2.1(a) hereof and Section 2.3(a) hereof, as the case may be.

               (b) "Affiliate" shall mean, with respect to any Person, (i) a director, officer, general or limited partner, manager, member or stockholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a trust for the benefit of any one of more of the foregoing), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

               (c) "Agreement" shall mean this Investors Rights Agreement.

               (d) "Board of Directors" shall mean the Board of Directors of the Company.

               (e) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

               (f) "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

               (g) "Company" shall mean Jabber, Inc., a Delaware corporation.

               (h) "Control" shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

               (j) "Fully-Exercising Series D Investor" shall have the meaning set forth in Section 3.2 hereof.

               (k) "Restated Certificate" shall mean the Company's Amended and Restated Certificate of Incorporation, including but not limited to any certificate of designation relating to any series of preferred stock, to be filed immediately prior to or contemporaneously with the execution of this Agreement.

               (l) "Holder" shall mean each of the Investors if such Investor holds Registrable Securities or other securities of the Company which are convertible into or exercisable for Registrable Securities, and any other Person holding Registrable Securities or such other securities to whom these registration rights have been transferred in accordance with Section 2.12 hereof; provided, however, that any Person who acquires any of the Registrable Securities in a distribution pursuant to a registration statement filed by the Company under the Securities Act or pursuant to a sale under Rule 144 promulgated by the Commission under the Securities Act shall not be considered a Holder.

               (m) "Initial Public Offering" shall mean the Company's initial distribution of Common Stock in an underwritten public offering of its securities to the general public pursuant to a registration statement filed with and declared effective by the Commission pursuant to the Securities Act.

               (n) "Initiating Holders" shall have the meaning set forth in
Section 2.1(a) hereof and Section 2.3(a) hereof, as the case may be.

               (o) "Investor" or "Investors" shall mean, individually or collectively, the Series D Investors and the Prior Investors.

               (p) "New Securities" shall have the meaning set forth in Section
3.1 hereof.

               (q) "Notice of Registration" shall have the meaning set forth in
Section 2.1(a) hereof and Section 2.3 hereof, as the case may be.

               (r) [intentionally omitted]

               (s) "Participation Right Notice" shall have the meaning set forth in Section 3.2 hereof.

               (t) "Person" shall mean any individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, and any governmental authority or other legal or business entity of any kind.

               (u) "Preferred Stock" shall mean the Series D Preferred Stock.

               (v) "Prior Investor" shall have the meaning set forth in the first paragraph of this Agreement.

               (w) "Prior Rights Agreement" shall have the meaning set forth in the Background section of this Agreement.

               (x) "Pro Rata Share" shall have the meaning set forth in Section
3.1 hereof.

               (y) "Qualified Public Offering" shall mean a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, covering the offer and sale by the Company of Common Stock at a public offering price per share that is not less than $1.40 per share (as appropriately adjusted for any stock dividends, splits, combinations, divisions, recapitalizations or similar transactions affecting the Series D Preferred Stock after the date of this Agreement) and with a total in gross offering proceeds of not less than $20,000,000 (prior to deducting underwriter discounts and commissions and expenses of the offering).

               (z) "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement by the Commission.

               (aa) "Registrable Securities" shall mean the Series D Registrable Securities.

               (bb) "Request for Registration" shall have the meaning set forth in Section 2.1(a) hereof and Section 2.3 hereof, as the case may be.

               (cc) "Right of First Refusal Agreement" shall mean the Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, the Investors and certain other stockholders of the Company.

               (dd) "Series D Investor" shall have the meaning set forth in the first paragraph of this Agreement.

               (ee) "Series D Preferred Stock" shall mean the Series D Convertible Preferred Stock, par value $0.01 per share, of the Company.

               (ff) "Series D Purchase Agreement" shall have the meaning set forth in the Background section of this Agreement.

               (gg) "Series D Registrable Securities" shall mean shares of the Company's Common Stock (i) issued upon the conversion of any Series D Preferred Stock held by the Series D Investors, (ii) acquired for fair value by the Series D Investors after the date hereof, (iii) issued upon conversion or exercise of any securities of the Company acquired for fair value by the Series D Investors after the date hereof, or (iv) issued as a dividend or other distribution with respect to the Series D Preferred Stock or any of the shares described in the foregoing clauses (i) through (iii).

               (hh) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               (ii) "Securities" shall mean any Common Stock, Preferred Stock or other securities, directly or indirectly, convertible into or exercisable for Common Stock owned by any Investor.

               (jj) "Transfer" as to any securities issued by the Company, shall mean to sell, or in any other way directly or indirectly, to transfer, assign, distribute, give, bequeath, devise, encumber, pledge, hypothecate or otherwise dispose of, either voluntarily or involuntarily (or a sale, or any other direct or indirect, transfer, assignment, distribution, gift, bequest, devise, encumbrance or other voluntary or involuntary disposition), as the case may be.

               (kk) "Violation" shall have the meaning set forth in Section 2.7(a) hereof.

                                    ARTICLE 2
                               REGISTRATION RIGHTS

          2.1 Demand Registration Rights.

               (a) Initiation. If at any time after the six-month anniversary of the completion of the Initial Public Offering, the Company shall receive a written request from the holders of forty-five percent (45%) of the Series D Registrable Securities then outstanding (the "Initiating Holders") that the Company effect the registration under the Securities Act and registration or qualification under all applicable state securities and "blue sky" laws of a number of the Registrable Securities then outstanding (a "Request for Registration"), the Company shall

(a) within ten (10) days of receipt thereof, give written notice of such proposed registration (the "Notice of Registration") to all other Holders (the "Additional Holders") and (b) as soon as practicable, use commercially reasonable efforts to effect such registration under the Securities Act and take all steps as are reasonably necessary under the Securities Act and all applicable state securities and "blue sky" laws to permit the sale or other disposition of (i) all Registrable Securities which the Company has been requested to register by the Initiating Holders and (ii) all Registrable Securities which the Company has been requested, within twenty (20) days after receipt of the Company's Notice of Registration, to register by the Additional Holders. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.1(a):

                    (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (ii) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or

                    (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 2.3 hereof.

               (b) Underwritten Offering.

                    (i) If the Initiating Holders intend to distribute the Registrable Securities covered by their Request for Registration by means of an underwriting, they shall so advise the Company as a part of their Request for Registration and the Company shall include such information in the Notice of Registration. The managing underwriter shall be selected by the holders of a majority of the Series D Registrable Securities then outstanding with the approval of the Company, which approval shall not be unreasonably withheld. The inclusion of any Registrable Securities in such registration shall be conditioned upon the Holder thereof agreeing to participate in such underwriting and entering into an underwriting agreement with the managing underwriter in customary form containing terms and conditions no more or less favorable than those that apply to other securities of the same class to be included in such registration.

                    (ii) Notwithstanding any other provision of this Section 2.1, if the managing underwriter advises the Initiating Holders and the Company in writing that marketing factors require a limitation of the number of shares to be underwritten and that the total number of shares requested to be underwritten will exceed the maximum number which can be marketed without jeopardizing the success of the entire offering, then the Company shall so advise all Initiating Holders and all Additional Holders and shall exclude from such underwriting the minimum number of Registrable Securities as is necessary in the opinion of the managing underwriter to reduce the size of the offering to the maximum number of securities that can be successfully marketed; provided, however, that no such exclusion shall reduce the amount of Registrable Securities included in the registration below thirty-five percent (35%) of the total amount of securities requested by the Holders to be included in such registration. Unless otherwise agreed by the Holders affected by any such reduction, such reduction shall be allocated among the Holders on a pro rata basis based on the number of Registrable Securities requested to be registered by each Holder; provided, however, that, prior to any reduction in the number of shares of Registrable Securities included in such registration, the maximum number of securities, if any, other than Registrable Securities, being included for the account of Persons other than the Holders shall be excluded as is necessary to reduce the size of the offering to the maximum number of securities that can be successfully marketed. To facilitate the allocation of shares in accordance with the above provisions, the Company or the managing underwriter may round the number of shares allocated to any Holder to the nearest 1000 shares. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

                    (iii) If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration, or such other shorter period of time as the managing underwriter may require. If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion and manner used in determining any reduction based on the underwriter limitation in Section 2.1(b)(ii) hereof.

                    (iv) If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriter and the holders of a majority of the Series D Registrable Securities then outstanding so agree and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                    (v) The Company shall permit the managing underwriter and counsel to the managing underwriter at the Company's expense to visit and inspect any of the properties of the Company, examine its books and records, take copies and extracts therefrom and discuss the affairs, finances and accounts of the Company with its officers, employees and public accountants (and by this provision the Company hereby authorizes said accountants to discuss with such managing underwriter and such counsel its affairs, finances and accounts), at reasonable times and upon reasonable notice, with or without a representative of the Company being present.

               (c) Number of Demand Registrations. Notwithstanding any other provision of this Section 2.1, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1 (i) unless the Registrable Securities proposed to be included in the registration have a proposed aggregate offering price of at least Five Million Dollars ($5,000,000) or (ii) after the Company has effected two (2) registrations at the request of the Holders pursuant to this Section 2.1 and such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold. A registration that covers Registrable Securities together with securities for the Company's own account or for the account of others shall be deemed a registration pursuant to this Section 2.1 if Registrable Securities constitute more than fifty percent (50%) of the total offering on the effective date of the registration statement but shall not be deemed to be one of the registrations subject to the limitation on the number of registrations set forth in this Section 2.1(c) if Registrable Securities constitute fifty percent (50%) or less of the total offering on the effective date of the registration statement.

               (d) Company Deferral. If the Board of Directors makes a good faith determination that it would be seriously detrimental to the Company and its stockholders for a registration statement to be filed on or before the date filing would be required in connection with the Request for Registration and it is therefore essential to defer the filing of such registration statement to effect such registration, the Company shall deliver to the Initiating Holders a certificate signed by the chief executive officer of the Company to such effect and shall have the right to defer taking action with respect to such filing for a reasonable period not to exceed ninety (90) days; provided, that the Company shall have the right to defer taking such action up to only two (2) times in any twelve (12) month period.

          2.2 "Piggyback" Registration Rights.

               (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) pursuant to a Request for Registration, (ii) a registration relating solely to employee benefit plans, (iii) a registration relating to the offer and sale of non equity-linked debt securities, (iv) a registration relating directly or indirectly to a transaction described in Commission Rules 145(a)(1), 145(a)(2) or 145(a)(3), or (v) a registration on any form that does not permit secondary sales, the Company shall (A) as soon as practicable, and in any event within twenty (20) days, before the Company files a registration statement, give written notice of the proposed registration to each Holder and (B) upon the written request of each Holder to include in such registration statement all or any part of the Registrable Securities held by such Holder given within ten (10) days after receipt by such Holder of the Company's notice, subject to the provisions of Section 2.2(b) hereof, use commercially reasonable efforts to cause all of the Registrable Securities that each such Holder has requested to be registered to be included in the Company's registration statement (and to be registered and qualified under all applicable state securities and "blue sky"
laws) so as to permit the sale or other disposition of such Registrable Securities.

               (b) Underwritten Offering.

                    (i) If the securities the Company determines to register are to be distributed through an underwritten offering, the Company shall so advise the Holders of Registrable Securities in the notice described in Section 2.2(a) hereof. In such event, (i) the managing underwriter shall be selected by the Company with the approval of the holders of a majority of the Series D Registrable Securities then outstanding, which approval shall not be unreasonably withheld, and (ii) the right of any Holder to include Registrable Securities in a registration pursuant to this
Section 2.2 shall be conditioned upon the Holder thereof agreeing to participate in such underwriting and entering into an underwriting agreement with the managing underwriter in customary form containing terms and conditions no more or less favorable than those that apply to the securities of the Company or other securities of the same class to be included in such registration.

                    (ii) Notwithstanding any other provision of this Section 2.2, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten and that the total number of shares requested to be underwritten will exceed the maximum number which can be marketed without jeopardizing the success of the entire offering, then the Company shall so advise all Holders and shall exclude from such underwriting (A) first, the maximum number of securities, if any, other than Registrable Securities, being included for the account of Persons other than the Company as is necessary to reduce the size of the offering to the maximum number of securities that can be successfully marketed and (B) second, the minimum number of Registrable Securities as is necessary in the opinion of the managing underwriter to reduce the size of the offering to the maximum number of securities that can be successfully marketed; provided that, without the written consent of the holders of a majority of the Series D Registrable Securities requested to be registered, (x) in no event will securities of any Persons other than the Company be included in such registration unless all of the Registrable Securities requested to be registered are included and (y) no such reduction shall reduce the amount of Registrable Securities included in the registration below thirty-five percent (35%) of the total amount of securities included in such registration. Unless otherwise agreed by the Persons affected by any reduction set forth in clauses (x) or (y) above, respectively, such reduction shall be allocated among such Persons on a pro rata basis based on the number of securities requested to be registered by each Person. To facilitate the allocation of shares in accordance with the above provisions, the Company or the managing underwriter may round the number of shares allocated to any Person to the nearest 1000 shares. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

                    (iii) If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to one hundred and eighty (180) days after the effective date of such registration, or such other shorter period of time as the managing underwriter may require. If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion and manner used in determining any reduction based on the underwriter limitation in Section 2.2(b)(ii) hereof.

               (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

          2.3 Registrations on Form S-3.

               (a) Initiation. If at such time as the Company shall have qualified for the use of Form S-3 (or any successor form promulgated under the Securities Act), the Company shall receive a written request from any Holder or Holders (each an "Initiating Holder") that the Company effect the registration on Form S-3 (a "Request for Registration"), the Company shall (a) within ten
(10) days of receipt thereof, give written notice of such proposed registration (the "Notice of Registration") to all other Holders (the "Additional Holders") and (b) as soon as practicable, use commercially reasonable efforts to effect such registration under the Securities Act and take all steps as are reasonably necessary under the Securities Act and all applicable state securities and "blue sky" laws to permit the sale or other disposition of (i) all Registrable Securities which the Company has been requested to register by any Initiating Holder and (ii) all Registrable Securities which the Company has been requested, within twenty (20) days after receipt of the Company's Notice of Registration, to register by the Additional Holders.

               (b) Underwritten Offering. If the Initiating Holders intend to distribute the Registrable Securities covered by the Request for Registration by means of an underwriting, the substantive provisions of Section 2.1(b) hereof shall apply to any registration on Form S-3 requested pursuant to Section 2.3 hereof.

               (c) Limitations. Notwithstanding any other provision of this
Section 2.3, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.3 (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) unless the Registrable Securities proposed to be included in the registration have a proposed aggregate offering price of at least One Million Dollars ($1,000,000) or (iii) in the event the Company has effected a registration on Form S-3 at the request of any Holders pursuant to this Section 2.3 within the previous six (6) months and such registration has been declared or ordered effective and the securities offered pursuant to such registration have been sold.

               (d) Effect on Number of Demand Registrations. A registration effected pursuant to this Section 2.3 shall not be counted as a demand registration for purposes of the limitation on the number of demand registrations set forth in Section 2.1(c) hereof.

          2.4 Information from Holders. Notices and requests delivered by Holders to the Company pursuant to this Article 2 shall contain such information regarding the Registrable Securities to be so registered and the intended method of disposition thereof as shall reasonably be required in connection with the action to be taken. Each Holder hereby agrees to provide the Company, or its agents or designees, with all information reasonably required in connection with the registration of any Registrable Securities under the Securities Act or the registration and qualification under any applicable state securities or "blue sky" law.

          2.5 Payment of Registration Expenses. The costs and expenses of all registrations under the Securities Act, all registrations and qualifications under any applicable state securities or "blue sky" law, and of all other actions which the Company is required to take or effect pursuant to this Article 2, shall be paid by the Company or holders of other securities of the Company other than Registrable Securities, if any (including, without limitation, all registration and filing fees, printing expenses, auditing costs and expenses, and the fees and disbursements of counsel for the Company and one special counsel for the Holders selected by the holders of a majority of the Series D Registrable Securities then outstanding (the "Special Counsel")) and the Holders shall pay only the underwriting discounts and commissions, transfer taxes and fees and disbursements of any representative of any Holder, other than the Special Counsel, if any, relating to the Registrable Securities sold by them. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 hereof if the registration request is subsequently withdrawn at the request of the holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 hereof are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the holders of a majority of the Registrable Securities agree to forfeit their rights to one (1) demand registration pursuant to Section 2.1.

          2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities pursuant to this Agreement, the Company shall effect the registration and the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and pursuant thereto, the Company shall, as expeditiously as reasonably possible, use commercially reasonable efforts to:

               (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective (provided that no later than five (5) days before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the Special Counsel copies of all such documents proposed to be filed, which documents shall be subject to the reasonable review and comment of the Special Counsel).

               (b) Notify each holder of Registrable Securities covered thereby of the effectiveness of each registration statement filed hereunder and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred twenty (120) days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement.

               (c) Furnish to the Holders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement(including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents incident thereto as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of an underwritten public offering, enter into such customary agreements (including underwriting agreements in customary form) and take all such actions pursuant thereto as the holders of a majority of the Series D Registrable Securities being sold or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided that each Holder of Registrable Securities agrees not to deliver any prospectuses following receipt of any such notice by the Company until such time as such supplement or amendment has been provided to the Holders.

               (g) Furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

               (h) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use commercially reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq national market system security within the meaning of Rule 11Aa2-1 under the Exchange Act.

               (i) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

               (j) Subject to execution of a customary confidentiality agreement, make available for inspection by a representative of the sellers of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such sellers' representatives or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such sellers' representative, underwriter, attorney, accountant or agent in connection with such registration statement; provided, however, that the Company may withhold access to any such financial or other records, pertinent corporate documents, properties or information if it reasonably determines that disclosure thereof would have a material adverse affect on the competitive position of the Company.

               (k) Comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

               (l) Permit any Holder, which Holder, based upon the reasonable opinion of such holder's counsel, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included.

               (m) In the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the issuance of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts promptly to obtain the withdrawal of such order.

          2.7 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.1, 2.2 and 2.3 hereof:

               (a) Indemnification by the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors, managers, stockholders and members of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint and/or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement, and the Company will pay as incurred to each such Holder, partner, officer, director, manager, stockholder, member, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, manager, stockholder, member, underwriter or controlling person of such Holder.

               (b) Indemnification by the Holders. To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, its stockholders and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors, managers, officers, stockholders or members or any person who controls such Holder, against any losses, claims, damages or liabilities to which the Company or any such Company director, officer or controlling person, underwriter or other such Holder, or partner, director, manager, officer, stockholder or member or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director, manager, stockholder or member or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of each such Holder, which consent shall not be unreasonably withheld; provided further, that the obligation to indemnify shall be individual, not joint and several, for each such Holder and that in no event shall any indemnity under this Section 2.7 exceed the net proceeds from the offering received by such Holder.

               (c) Procedure. Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

               (d) Contribution. If the indemnification provided for in this
Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

               (e) Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f) Survival. The obligations of the Company and Holders under this Section 2.7 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement.

          2.8 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Series D Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to or pari passu with those granted to the Holders hereunder.

          2.9 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts to:

               (a) Make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

               (b) File with the Commission, in a timely manner, all reports and other documents required of the Company under the Exchange Act after it has become subject to such reporting obligations; and

               (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon written request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 under the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

          2.10 Market-Standoff Agreement.

               (a) Market-Standoff Period; Agreement. In connection with the Initial Public Offering and upon request of the Company or the underwriters managing such offering of the Company's securities, each Holder hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than any disposed of in the registration and those acquired by the Holder in the registration or thereafter in open market transactions) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of such public offering

               (b) Limitations. The restrictions set forth in Section 2.10(a) shall only be binding on and enforceable against the Holders in the event all officers, directors and holders of at least one percent (1%) of the outstanding equity of the Company (on a fully-diluted basis) are bound by similar restrictions. If the Company or the underwriter of any public offering of the Company's securities waive or terminate any standoff or lockup restrictions imposed on any holder of securities of the Company, then such waiver or termination shall be granted to all Holders subject to standoff or lockup restrictions pro rata based on the number of shares of Common Stock beneficially held by such holder and the Holders. From and after the date of this

Agreement, the Company shall use commercially reasonable efforts to ensure that all holders of capital stock of the Company agree to be bound by terms substantially similar to those set forth in this Section 2.10.

               (c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 4.1 hereof with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 2.10(a) hereof).

               (d) Transferees Bound. If and whenever Registrable Securities are sold by any Holder, the selling Holder shall do all things and execute and deliver all documents, and cause any transferee of the Registrable Securities to do all things and execute and deliver all documents, as may be necessary to cause the transferee to be bound by the terms and conditions of this Section 2.10; provided that this Section 2.10(d) shall not apply to transfers pursuant to a registration statement.

          2.11 Registrable Securities Eligible for Sale under Rule 144. No Holder shall be entitled to exercise any registration right provided for in this
Article 2 with respect to any number of shares of Registrable Securities constituting less than one percent (1%) of outstanding shares of Common Stock in the event that at such time such Registrable Securities are eligible for sale during a three-month period without registration pursuant to Rule 144.

          2.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Article 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities that
(a) is an Affiliate of such Holder or (b) acquires not less than One Million (1,000,000) shares of Registrable Securities from such Holder in accordance with the procedures prescribed in the Right of First Refusal Agreement; provided that in either case, prior to the transfer, (i) the transferor shall furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree in writing to be subject to all restrictions applicable to and obligations of the transferring Holder set forth in this Agreement, including, without limitation, those set forth in Section
2.10 hereof.

                                    ARTICLE 3
                                PREEMPTIVE RIGHTS

          3.1 Rights to Purchase New Securities. From and after the date of this Agreement until immediately prior to a Qualified Public Offering, each Series D Investor shall have the preemptive right to purchase its Pro Rata Share of any additional issues of capital stock of the Company of any or all classes or series thereof, whether or not now authorized, and any securities of the Company of any type, including convertible indebtedness, that are or may become convertible into such capital stock, including, without limitation, any rights, options or warrants to purchase capital stock, other than (i) shares of Series D Preferred Stock issued pursuant to the Series D Stock Purchase Agreement (whether issued at the Closing or in any Subsequent Closing, as such terms are defined therein), (ii) shares issued in a Qualified Public Offering, and (iii) securities that are excluded from the definition of Additional Shares in

Section 5(e)(v) of the Restated Certificate's Certificate of Designation of Series D Preferred Stock (collectively, "New Securities") which the Company may propose to offer, sell or issue from and after the date hereof, subject to the terms and conditions of this Article 3. Each participating Series D Investor must purchase New Securities on the same terms and at the same price at which the Company proposes to sell New Securities. A Series D Investor that notifies the Company of its intention to exercise its preemptive right under this Article 3 may assign all or a portion of such right to one or more Affiliates in such proportions as it deems appropriate. The "Pro Rata Share" of each Series D Investor shall be equal to the quotient obtained by dividing (i) the total number of shares of Common Stock (on an as-converted basis, including shares issuable upon conversion of Series D stock held by such Series D Investor) held by such Series D Investor immediately prior to the issuance of New Securities plus by (ii) the sum of (X) the total number of shares of Common Stock of the Company then outstanding plus (Y) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock of the Company are then convertible.

          3.2 Notice of Proposed Sale of New Securities. In the event the Company proposes to undertake an offering, sale or issuance of New Securities, it shall give to each Series D Investor written notice of its intention (the "Participation Right Notice"), which notice shall describe the type of New Securities, number of shares, the price, the terms upon which the Company proposes to issue New Securities, and shall include a statement as to the number of days (which shall be at least fifteen (15) days) following the date of the Participation Right Notice within which such Preferred Stockholder must respond to the Participation Right Notice. Each Series D Investor shall have fifteen
(15) days from the date the Participation Right Notice is received to purchase any or all of its Pro Rata Share of the New Securities for the price and upon the terms specified in the Participation Right Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Each Series D Investor that elects to participate shall be required to become a party to the agreement(s) executed and delivered in connection with the issuance and sale of the New Securities and to make payment for such New Securities on the terms and at the time contemplated by such agreements. The Company shall promptly, in writing, inform each Series D Investor that elects to purchase all of its Pro Rata Share of the New Securities (each a "Fully-Exercising Series D Investor") of any other Series D Investor's failure to do likewise. During the ten (10) day period commencing after receipt of such information, each Fully-Exercising Series D Investor shall be entitled to purchase on the terms specified above that portion of the New Securities for which Series D Investors were entitled to subscribe but which were not subscribed for that is equal to the quotient obtained by dividing (i) the total number of shares of Common Stock issuable to such Fully-Exercising Series D Investor upon the conversion of all of the shares of Series D Preferred Stock held by such Fully-Exercising Series D Investor immediately prior to the issuance of New Securities by (ii) the total number of shares of Common Stock issuable to all Fully-Exercising Series D Investors upon the conversion of all of the shares of Series D Preferred Stock held by all such Fully-Exercising Series D Investors immediately prior to the issuance of New Securities.

          3.3 Sale After Notice. The Company may, during the period of forty-five (45) days following the expiration of the periods provided in Section hereof, offer, sell and issue the remaining unsubscribed portion of the New Securities covered by the Participation Right Notice to any persons or entities, at a price and upon general terms no more favorable than those specified in the Participation Right Notice. In the event the Company has not sold the New Securities within said forty-five (45) day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Series D Investors in the manner provided in this Article 3.

          3.4 Assignment of Preemptive Rights. The preemptive rights set forth in this Article 3 may be assigned by an Series D Investor to a transferee or assignee of Securities that (a) is an accredited investor as defined in Regulation D under the Securities Act and (b) acquires at least 1,000,000 shares of Series D Preferred Stock or Common Stock issued upon conversion of Series D Preferred and either (x) is an Affiliate of such Series D Investor or (y) acquires Securities from such Series D Investor in accordance with the procedures prescribed in the Right of First Refusal Agreement; provided that in either case, prior to such transfer, (i) the transferor shall furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree in writing to be subject to all restrictions applicable to and obligations of the transferring Series D Investor set forth in this Agreement.

                                    ARTICLE 4
                                  MISCELLANEOUS

          4.1 Legends on Share Certificates. The following legend shall be imprinted conspicuously on the face of each certificate representing Registrable
Securities:

          NOTICE IS HEREBY GIVEN THAT THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND RESTRICTED BY THE PROVISIONS OF A CERTAIN INVESTORS RIGHTS AGREEMENT AMONG JABBER, INC. AND CERTAIN OF THE COMPANY'S STOCKHOLDERS, DATED AS OF MARCH 17, 2003, A COPY OF WHICH AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY, AND ALL OF THE PROVISIONS OF WHICH AGREEMENT ARE INCORPORATED BY REFERENCE IN THIS CERTIFICATE.

          THE RESTRICTIONS IMPOSED BY THE INVESTORS RIGHTS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD OF UP TO 180 DAYS IN THE EVENT OF AN INITIAL PUBLIC OFFERING.

          4.2 Termination of Agreement. This Agreement shall terminate upon the earlier to occur of (i) seven (7) years after a Qualified Public Offering, or
(ii) such date, on or after the closing of the Company's first registered public offering of Common Stock, on which all shares of Registrable Securities may immediately be sold pursuant to Rule 144 during any ninety (90)-day period.

          4.3 Entire Agreement. This Agreement contains the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements among any of them with respect thereto, including, without limitation, the Prior Rights Agreement, which is hereby terminated in its entirety and which shall henceforth be of no force and effect.

          4.4 Amendment; Waiver. Neither this Agreement nor any term hereof may be amended, waived or discharged other than by written instrument signed by the Company and Holders of a majority of Series D Registrable Securities. Each Investor acknowledges that by the operation of this Section 4.4 third parties have the right and power to diminish or eliminate all rights of such Investor under this Agreement. Each Investor also acknowledges that purchasers of shares of Series D Preferred Stock issued pursuant to the Series D Stock Purchase Agreement in any Subsequent Closing (as such term is defined in the Series D Stock Purchase Agreement) after the date of this Agreement shall be entitled to become parties to this Agreement by executing and delivering a counterpart signature page hereto and, upon the Company adding the name of any such party to Exhibit A, any such party shall be a Series D Investor for all purposes hereunder without any further amendment to this Agreement or any further action on the part of the Investors. Notwithstanding anything to the contrary contained herein, no modification, amendment or waiver that would treat any Investor in a non-ratable, discriminatory manner in comparison to other similarly situated Investors shall be effective against such Investor without the written consent of such Investor.

          4.5 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

          4.6 Notices. All notices and other communications given to any party hereto pursuant to this Agreement shall be in writing and shall be hand delivered, or sent either by (a) certified mail, postage prepaid, return receipt requested; (b) electronic mail, (c) an overnight express courier service that provides written confirmation of delivery; or (d) facsimile transmission with written confirmation by the sending machine or with telephone confirmation of receipt (provided that a confirming copy is sent by overnight express courier service that provides written confirmation of delivery), addressed as follows:

               (a)  If to the Company:

                         Jabber, Inc.
                         1899 Wynkoop Street
                         Denver, CO 80202
                         Tel: 303-308-3255
                         Fax: 303-308-3215
                         E-mail: ghagan@jabber.com
                         Attention: COO/CFO
                         with a copy to:

                         Jabber, Inc.
                         1899 Wynkoop Street
                         Denver, CO 80202
                         Tel: 303-308-3255
                         Fax: 303-308-3215
                         E-mail: lbranson@webb.net
                         Attention: Secretary/General Counsel

               (b)  To the Investors:

                         To the address of each Investor set forth on Exhibit A hereto with a copy to:

                         Gibson Dunn & Crutcher LLP
                         1530 Page Mill Road
                         Palo Alto, CA 94304
                         Tel: (650) 849-5311
                         Fax: (650) 849-5333
                         Attention: Greg Davidson, Esq.

                         and

                         Davis Graham & Stubbs LLP
                         1550 Seventeenth Street
                         Suite 500
                         Denver, CO 80202
                         Tel: (303) 892-9400
                         Fax: (303) 893-1379
                         Attention: Chris Richardson, Esq.

Any communication given in conformity with this Section 4.6, shall be effective upon the earlier of actual receipt or deemed delivery. Delivery shall be deemed to have occurred as follows: if hand delivered on the day so delivered; if mailed, three business days after the same is deposited in the United States Mail; if telecopied or sent by electronic mail, upon written confirmation by the sending machine of effective transmission or upon telephone confirmation of receipt; and if sent by overnight express courier service, the next business day. Any party may at any time change its address for receiving communications pursuant to this Section 4.6 by giving notice of a new address in the manner provided herein.

          4.7 Assignment. Except as expressly provided in Sections 2.12, 3.1 or
3.4 hereof, as the case may be, none of the rights and obligations of any Investor set forth in this Agreement may be transferred or assigned without the prior written consent of the Company (which consent shall not be unreasonably withheld), and any purported assignment made without such consent shall be void. None of the rights and obligations of the Company set forth in this Agreement may be transferred or assigned without the prior written consent of the Investors holding a majority of the Series D Registrable Securities then outstanding, and any purported assignment made without such consent shall be void. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, all permitted transferees and assignees of any Investor, and all of the respective heirs, legatees, personal representatives, successors and assigns of any Investor, to the extent permitted by this Agreement.

          4.8 Invalid Provision. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable in any respect, the remainder of the terms and provisions shall be unaffected and shall remain in full force and effect, and any such invalid, void or unenforceable term or provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

          4.9 Time Periods. In computing the number of days for any purpose of this Agreement, all days shall be counted including Saturdays, Sundays and holidays, except that if the last day of any period occurs on a Saturday, Sunday or holiday, the period will be deemed extended to the end of the next succeeding day which is not a Saturday, Sunday or holiday. A holiday for purposes of this Agreement shall mean those days on which banks in the State of Delaware may, or are obligated to, remain closed.

          4.10 Headings. The Table of Contents and the Article, Section and subsection headings are included solely for convenient reference and shall not be deemed to provide an accurate description of the content of any Article, Section or subsection hereof or otherwise affect the meaning or interpretation of any of the provisions hereof.

          4.11 Gender. All pronouns used herein shall include all genders and the singular and plural as the context requires.

          4.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          4.13 Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

          4.14 Interpretation of Agreement. The parties hereto acknowledge and agree that this Agreement has been negotiated at arm's-length and among parties equally sophisticated and knowledgeable in the matters dealt with in this Agreement. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties as set forth in this Agreement.

                            [signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have executed this Investors Rights Agreement as of the day and year first above written.

                                     JABBER, INC.


                                     By: /s/Gwenael Hagan
                                         ---------------------------------------
                                     Name: Gwenael Hagan
                                     Title: COO/CFO


                                     SERIES D INVESTORS:

                                     FRANCE TELECOM TECHNOLOGIES
                                     INVESTISSEMENTS


                                     By: /s/ Stephane Couvreur
                                         ---------------------------------------
                                     Name: Stephane Couvreur
                                     Title: General Manager


                                     INTEL CAPITAL CORPORATION


                                     By: /s/ Ravi Jacob
                                         ---------------------------------------
                                     Name:  Ravi Jacob
                                     Title: Vice President, Finance &
                                     Enterprise Services Group;
                                     Asst. Treasurer, Strategic Investments &
                                     Acquisitions


                                     WEBB INTERACTIVE SERVICES, INC.


                                     By: /s/ W. R. Cullen
                                         ---------------------------------------
                                     Name: W. R. Cullen
                                     Title: President & CEO

   SIGNATURE PAGE TO THE INVESTOR RIGHTS AGREEMENT AMONG JABBER, INC. AND THE
                             INVESTORS NAMED HEREIN

                                     PRIOR INVESTORS:

                                     FRANCE TELECOM TECHNOLOGIES INVESTISSEMENTS


                                     By: /s/ Stephane Couvreur
                                         ---------------------------------------
                                     Name: Stephane Couvreur
                                     Title: General Manager


                                     WEBB INTERACTIVE SERVICES, INC.


                                     By: /s/ W. R. Cullen
                                         ---------------------------------------
                                     Name: W. R. Cullen
                                     Title: President & CEO

   SIGNATURE PAGE TO THE INVESTOR RIGHTS AGREEMENT AMONG JABBER, INC. AND THE
                             INVESTORS NAMED HEREIN

                                    EXHIBIT A
                              SCHEDULE OF INVESTORS

SERIES D INVESTORS

FRANCE TELECOM TECHNOLOGIES INVESTISSEMENTS

38-40 rue du Gal Leclerc
92794 Issy les Moulineaux Cedex 9
Paris, France
Fax: 011 33 145 296 560

INTEL CAPITAL CORPORATION

2200 Mission College Blvd.
M/S RN6-46
Santa Clara, CA 95052
Attention: Portfolio Manager
Fax Number: (408) 765-6038

E-mail: portfolio.manager@intel.com

WEBB INTERACTIVE SERVICES, INC.

1899 Wynkoop Street
Suite 600
Denver, CO 80202
Attention: Secretary/General Counsel
Fax: (303) 308-3219
E-Mail: lbranson@webb.net

-------------------------------------

-------------------------------------

PRIOR INVESTORS

FRANCE TELECOM TECHNOLOGIES INVESTISSEMENTS

WEBB INTERACTIVE SERVICES, INC.

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                                    EXHIBIT C

                        RIGHT OF FIRST REFUSAL AGREEMENT

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                                  JABBER, INC.

                             RIGHT OF FIRST REFUSAL
                              AND CO-SALE AGREEMENT

                              DATED MARCH 17, 2003

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                                  JABBER, INC.

                  RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

          THIS RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (the "Agreement") is made effective as of March 17, 2003, by and among Jabber, Inc., a Delaware corporation ("the Company"), those parties listed as Series D Investors on Exhibit A attached hereto (hereinafter sometimes referred to individually as a "Series D Investor" and collectively, as the "Series D Investors"), and those parties listed as Prior Investors on Exhibit A attached hereto (hereinafter sometimes referred to individually as a "Prior Investor" and collectively, as the "Prior Investors").

                                   BACKGROUND

          The Company and the Series D Investors have entered into that certain Series D Preferred Stock Purchase Agreement dated as of the date hereof (the "Series D Purchase Agreement").

          The Company and the Prior Investors are parties to that certain Stockholders Agreement entered into as of July 6, 2001 and that certain Investor Rights Agreement dated July 6, 2001 (collectively, the "Prior Agreements").

          As a condition and a material inducement to the Series D Investors' obligations to consummate the transactions contemplated by the Series D Purchase Agreement, the Company and the Prior Investors have agreed to enter into this Agreement with the Series D Investors and to terminate the Prior Agreements in their entirety as set forth herein.

          NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Investors and the Company hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

          1.1 Definitions. Unless the contract otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

               (a) "Affiliate" shall mean, with respect to any Person, (i) a director, officer, general or limited partner, manager, member or stockholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a trust for the benefit of any one of more of the foregoing), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

               (b) "Agreement" shall mean this Right of First Refusal and Co-Sale Agreement.

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               (c) "Available Securities" shall have the meaning set forth in
Section 2.4 hereof.

               (d) "Co-Sale Notice" shall have the meaning set forth in Section
3.1 hereof.

               (e) "Co-Sale Right" shall have the meaning set forth in Section
3.2 hereof.

               (f) "Co-Sale Securities" shall have the meaning set forth in
Section 3.1 hereof.

               (g) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

               (h) "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

               (i) "Company" shall mean Jabber Inc., a Delaware corporation.

               (j) "Company Exercise Notice" shall have the meaning set forth in
Section 2.2 hereof.

               (k) "Control" shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               (l) "Exercise Deadline" shall have the meaning set forth in
Section 2.4 hereof.

               (m) "Fully-Exercising Series D Investor" shall have the meaning set forth in Section 2.3 hereof.

               (n) "Investor" or "Investors" shall mean, individually or collectively, the Series D Investors and the Prior Investors.

               (o) "Investor Exercise Notice" shall have the meaning set forth in Section 2.3 hereof.

               (p) "Non-Exercising Series D Investor" shall have the meaning set forth in Section 3.2 hereof.

               (q) "Offer" shall have the meaning set forth in Section 2.1 hereof.

               (r) "Offered Securities" shall have the meaning set forth in
Section 2.1 hereof.

               (s) "Offering Investor" shall have the meaning set forth in
Section 2.1 hereof.

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               (t) "Person" shall mean any individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, and any governmental authority or other legal or business entity of any kind.

               (u) "Preferred Stock" shall mean the Series D Preferred Stock.

               (v) "Prior Investor" shall have the meaning set forth in the first paragraph of this Agreement.

               (w) "Prior Agreement" shall have the meaning set forth in the Background section of this Agreement.

               (x) "Pro Rata Share" shall mean from time to time an amount equal to the quotient obtained by dividing (i) the total number of shares of Common Stock issued or issuable to a Series D Investor upon the conversion of the shares of Series D Preferred Stock issued to such Series D Investor pursuant to the Series D Purchase Agreement by (ii) the total number of shares of Common Stock issued or issuable to all Series D Investors upon the conversion of the shares Series D Preferred Stock issued to all such Series D Investors pursuant to the Series D Purchase Agreement.

               (y) "Qualified Public Offering" shall mean a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, covering the offer and sale by the Company of Common Stock at a public offering price per share that is not less than $1.40 per share (as appropriately adjusted for any stock dividends, splits, combinations, divisions, recapitalizations or similar transactions affecting the Series D Preferred Stock after the date of this Agreement) and with a total in gross offering proceeds of not less than $20,000,000 (prior to deducting underwriter discounts and commissions and expenses of the offering).

               (z) "Remaining Securities" shall have the meaning set forth in
Section 2.3 hereof.

               (aa) "Sales Period" shall have the meaning set forth in Section
2.4 hereof.

               (bb) "Series D Investor" shall have the meaning set forth in the first paragraph of this Agreement.

               (cc) "Series D Preferred Stock" shall mean the Series D Convertible Preferred Stock, par value $0.01 per share, of the Company.

               (dd) "Series D Purchase Agreement" shall have the meaning set forth in the Background section of this Agreement.

               (ee) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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               (ff) "Securities" shall mean any Common Stock, Preferred Stock or other securities or equity-linked securities, directly or indirectly, convertible into or exchangeable or exercisable for Common Stock owned by any Investor.

               (gg) "Subsequent Exercise Notice" shall have the meaning set forth in Section 2.3 hereof.

               (hh) "Third Party Purchaser" shall have the meaning set forth in
Section 2.4 hereof.

               (ii) "Transfer" as to any securities issued by the Company, shall mean to sell, or in any other way directly or indirectly, to transfer, assign, distribute, give, bequeath, devise, encumber, pledge, hypothecate or otherwise dispose of, either voluntarily or involuntarily, or a sale, or any other direct or indirect, transfer, assignment, distribution, gift, bequest, devise, encumbrance or other voluntary or involuntary disposition, as the case may be.

                                    ARTICLE 2
                              TRANSFER RESTRICTIONS

          2.1 Offer to Sell Securities. Except as otherwise provided in this Agreement, if at any time prior to the completion of a Qualified Public Offering, any Investor shall at any time desire to Transfer any or all of such Investor's Securities, such Investor (the "Offering Investor") shall first prepare a written offer (the "Offer") to sell such Securities (the "Offered Securities") setting forth the proposed date of the sale, the proposed purchase price of the Securities, the proposed Third Party Purchaser who has made an offer to acquire such Securities, and the other terms and conditions upon which the sale is proposed to be made. If the offered purchase price includes consideration other than cash, the value of the cash equivalent will be determined by the Company's Board of Directors in good faith, which determination will be binding upon the Company and each Investor, absent fraud or manifest error. The Offering Investor shall then transmit a copy of the Offer to the Company and to all Series D Investors.

          2.2 Right of First Refusal of the Company. Transmittal of the Offer to the Company by the Offering Investor shall constitute an offer by the Offering Investor to sell any or all of the Offered Securities to the Company at the price and upon the terms and conditions set forth in the Offer. For a period of fifteen (15) days after the submission of the Offer to the Company, the Company shall have the right of first refusal, exercisable by written notice to the Offering Investor (the "Company Exercise Notice") with a copy to each of the Series D Investors, to accept the Offer as to any or all of the Offered Securities.

          2.3 Right of First Refusal of Series D Investors. In the event that the Company does not exercise its right of first refusal with respect to all of the Offered Securities in accordance with Section 2.2 hereof, the Offering Investor, upon notice from the Company of the Company's decision (or thirty (30) days after the delivery of a copy of the Offer to the Series D Investors pursuant to Section 2.1 hereof, if the Company has failed to deliver a Company Exercise Notice within the fifteen (15) day period), shall be deemed to have offered in writing to sell any or all of the Offered Securities not purchased by the Company (the "Remaining Securities") to the Series D Investors as a group at the price and upon the terms and conditions

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set forth in the Offer. For a period of fifteen (15) days after such Offer is deemed made to the Series D Investors, each of the Series D Investors shall have the option, subject to the provisions of Section 5.3(a) of the Series D Purchase Agreement, exercisable by written notice to the Offering Investor (the "Investor Exercise Notice"), to purchase, on the terms and conditions specified in the Offer, a portion of the Remaining Securities that is less than or equal to such Series D Investor's Pro Rata Share. The Offering Investor shall promptly, in writing, inform each Series D Investor that elects to purchase all of its Pro Rata Share of the Remaining Securities (each a "Fully-Exercising Series D Investor") of any other Series D Investor's failure to do likewise. During the five (5) day period commencing after receipt of such information, each of the Fully-Exercising Series D Investors shall have the option, exercisable by written notice to the Offering Investor (the "Subsequent Exercise Notice"), to purchase, on the terms and conditions specified in the Offer, a portion of any Remaining Securities which Series D Investors were entitled to purchase but which were not covered by any Investor Exercise Notice that is equal to the quotient obtained by dividing (a) the total number of shares of Common Stock issued or issuable to such Fully-Exercising Series D Investor upon the conversion of the shares of Series D Preferred Stock issued to such Fully-Exercising Series D Investor pursuant to the Series D Purchase Agreement by (b) the total number of shares of Common Stock issued or issuable to all Fully-Exercising Series D Investors upon the conversion of the shares Series D Preferred Stock issued to all such Fully-Exercising Series D Investors pursuant to the Series D Purchase Agreement.

          2.4 Sale to Third Party Purchaser. Following the last date by which the Series D Investors may exercise their rights of first refusal under Section
2.3 (the "Exercise Deadline"), the Series D Investors shall be deemed to have declined to purchase any of the Remaining Securities that are not subject to an Investor Exercise Notice or a Subsequent Exercise Notice (the "Available Securities"), and the Offering Investor shall be permitted, subject to the requirements of Section 5.4 of the Series D Purchase Agreement, during the period of sixty (60) days thereafter (the "Sales Period") and subject to the co-sale provisions of Article 3 hereof, to sell any or all of the Available Securities to any Person or Persons (each a "Third Party Purchaser"), including without limitation, any Investor (subject to the provisions of Section 5.3(a) of the Series D Purchase Agreement), at a price and upon terms and conditions no more favorable to the Third Party Purchaser than those specified in the Offer. If the Offered Securities to be sold in accordance with this Article 2 are sold to any Third Party Purchaser who is not a party to this Agreement, such Third Party Purchaser must agree in writing to be bound by the terms and conditions hereof applicable to the Investors and the Offered Securities so sold shall continue to be subject to the restrictions imposed by this Agreement. In the event the Offering Investor has not sold all of the Available Securities within said sixty (60) day period, the Offering Investor shall not thereafter sell such Available Securities without first offering such securities to the Company and the Series D Investors in the manner provided in this Article 2.

          2.5 Closing. The Company and each Series D Investor that elects to purchase any or all of the Offered Securities shall be required to become a party to any agreement(s) contemplated by and expressly identified in the Offer to be executed and delivered by the purchaser in connection with the sale of Offered Securities and to make payment for such Offered Securities on the terms and at the time contemplated by the Offer. The closing of the purchase of Offered Securities by the Company or by any Series D Investor pursuant to the provisions of this Article 2 shall be made in accordance with the terms and conditions set forth in

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the Offer. At the closing, the stock certificate or certificates or other instruments representing the Offered Securities being sold shall be delivered by the Offering Investor to the purchaser or purchasers, duly endorsed for transfer or with executed stock powers attached, with any necessary documentary and transfer tax stamps affixed by the seller, free and clear of all liens, claims and encumbrances except as expressly provided in the Offer, against payment of the purchase price for such Offered Securities (in the amount stated in the Offer) by delivery of a certified check payable to the Offering Investor or a wire transfer to an account specified by the Offering Investor.

          2.6 Certain Excluded Transfers. Provided that the transferee agrees in writing to be bound by the terms and conditions of this Agreement applicable to the Investors and that the Securities so sold continue to be subject to the restrictions imposed by this Agreement, the provisions of this Article 2 and
Article 3 shall not apply to the following Transfers:

               (a) Transfers of Securities from an Investor to an Affiliate of the Investor.

               (b) Transfers following the completion of a Qualified Public Offering.

               (c) Transfers of Securities from an Investor provided such Transfers, individually or in the aggregate, do not exceed ten percent (10%) of the total share capital held, directly or indirectly, by such Investor, on a fully-diluted, as converted basis, as of the date of the Closing or Subsequent Closing, if any (as such terms are defined under the Series D Purchase Agreement); provided, however, that any Transfers pursuant to Section 2.6(d) are not made to any Person who is a Competitor of any Series D Investor. For purposes of this Section 2.6, a "Competitor" shall be defined as any Person whose products and/or services compete with the products and/or services of any Series D Investor in any market segment and such Person's sales, revenues or profits attributable to such market segment equal or exceed one percent (1%) of the relevant Series D Investor's sales, revenues or profits in the same market segment.

               (d) Transfers of Securities made pursuant to Article V hereto.

                                    ARTICLE 3
                               CO-SALE PROVISIONS

          3.1 Notice of Proposed Sale. In the event there are any Available Securities following the Exercise Deadline and the Offering Investor proposes to Transfer to a Third Party Purchaser any or all of such Available Securities during the Sales Period, as soon as practical, but in no event less than fifteen
(15) days prior to the date of such Transfer, the Offering Investor shall submit a written notice (the "Co-Sale Notice") to the Series D Investors disclosing the amount of Available Securities proposed to be Transferred (the "Co-Sale Securities").

          3.2 Right of Participation in Sales. Subject to Section 2.6 hereof, each Series D Investor that has elected not to exercise its right of first refusal pursuant to Section 2.3 hereof with respect to such Offered Securities (each a "Non-Exercising Series D Investor"), shall have the right (the "Co-Sale Right") to sell to the Third Party Purchaser, at the same price per share and on the same terms and conditions set forth in the Offer, a portion of the Securities to be sold to the Third Party Purchaser that is less than or equal to the quotient obtained by dividing (a) the total number of shares of Common Stock issued or issuable to such Non-Exercising Series D

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Investor upon the conversion of the shares of Series D Preferred Stock issued to such Non-Exercising Series D Investor pursuant to the Series D Purchase
Agreement by (b) the sum of (i) the total number of shares of Common Stock issued or issuable to all Non-Exercising Series D Investors upon the conversion of the shares Series D Preferred Stock issued to all such Non-Exercising Series
D Investors pursuant to the Series D Purchase Agreement plus (ii) the total number of shares of Common Stock included in the Co-Sale Securities or which may be obtained upon conversion, exchange or exercise of the Co-Sale Securities. To the extent a Non-Exercising Series D Investor exercises its Co-Sale Right in accordance with this Article 3, the amount of Co-Sale Securities which the Offering Investor may sell to such Third Party Purchaser shall be correspondingly reduced.

          3.3 Notice of Intent to Participate. If a Non-Exercising Series D Investor wishes to participate in any sale pursuant to Section 3.2 hereof, then such Non-Exercising Series D Investor shall notify the Offering Investor in writing of such intention as soon as practicable after such Non-Exercising Series D Investor's receipt of the Co-Sale Notice made pursuant to Section 3.1 hereof, and in any event within ten (10) days after the date of such Co-Sale Notice has been delivered.

          3.4 Sale of Co-Sale Securities. The Offering Investor and each participating Non-Exercising Series D Investor shall sell to the Third Party Purchaser all, or, at the option of the Third Party Purchaser, any part, of the Securities proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Third Party Purchaser than those set forth in the Offer; provided that if the Third Party Purchaser elects to purchase less than all of such Securities, the total amount of Securities proposed to be sold by the Offering Investor and each participating Non-Exercising Series D Investor shall be reduced pro rata based upon the relative amount of the Securities that the Offering Investor and each such participating Non-Exercising Series D Investor is otherwise entitled to sell to the Third Party Purchaser pursuant to Section 3.2 hereof. If the Securities to be sold in accordance with this Article 3 are sold to any Third Party Purchaser who is not a party to this Agreement, such Third Party Purchaser must agree in writing to be bound by the terms and conditions hereof applicable to the Investors and the Securities so sold shall continue to be subject to the restrictions imposed by this Agreement.

          3.5 Closing. Each Non-Exercising Series D Investor that elects to sell any Securities pursuant to its Co-Sale Right shall be required to become a party to any agreement(s) contemplated by and expressly identified in the Offer to be executed and delivered by the Offering Investor in connection with the sale of Offered Securities and shall be entitled to receive payment for such Offered Securities on the terms and at the time contemplated by the Offer. The closing of the sale of Securities by any Non-Exercising Series D Investor pursuant to the provisions of this Article 3 shall be made in accordance with the terms and conditions set forth in the Offer. At the closing, the stock certificate or certificates or other instruments representing the Securities being sold by any Non-Exercising Series D Investor shall be delivered to the Third Party Purchaser, duly endorsed for transfer or with executed stock powers attached, with any necessary documentary and transfer tax stamps affixed by the seller, free and clear of all liens, claims and encumbrances except as expressly provided in the Offer against payment of the purchase price for such Securities (in the amount stated in the Offer) by delivery

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of a certified check payable to such Non-Exercising Series D Investor or a wire transfer to an account specified by such Non-Exercising Series D Investor.

                                    ARTICLE 4
                                   DRAG-ALONG

          4.1 Post-Closing. Each of the Investors acknowledges and agrees that, after the Closing but prior to a Subsequent Closing (as such term is defined under the Series D Purchase Agreement), if any two (2) out of the three (3) original Series D Investors approve (the "Approving Series D Investors") (i) an acquisition of the Company by means of any transaction or series of related transactions (including, without limitation, any share exchange, consolidation, merger, amalgamation, or similar form of corporate reorganization) in which the outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity, its subsidiary or other entity and pursuant to which the holders of the outstanding voting securities of the Company immediately prior to such share exchange, consolidation, merger, amalgamation, or other transaction fail to hold, directly or indirectly, equity securities representing a majority of the voting power of the Company or surviving entity or its parent immediately following such transaction in substantially the same proportions as their ownership of the voting power of the share capital of the Company immediately prior to such transaction; or (ii) the sale, lease, exchange, conveyance or other disposition (including by way of exclusive, perpetual license) of all or substantially all of the assets of the Company (any such event described in (i) or (ii) above being referred to herein as a "Sale of the Company"), then each Investor hereby agrees with respect to all Securities of the Company which it owns or otherwise exercises voting or dispositive authority over:

               (a) in the event that such transaction is to be brought to a vote at a shareholder meeting, after receiving proper notice of any meeting of shareholders of the Company, to vote all such Investor's Securities on the approval of such Sale of the Company:

                    (i) to be present, in person or by proxy, as a holder of shares of voting Securities of the Company, at all such meetings and be counted for the purposes of determining the presence of quorum at such meetings;

                    (ii) to vote (in person at a regular or special meeting of shareholders, by proxy or by action of written resolution, as applicable) all Securities to which it has beneficial ownership in favor of such Sale of the Company and in opposition to any and all other proposals that could be reasonably expected to delay or impair the ability of the Company to consummate such Sale of the Company; and

                    (iii) to refrain from exercising any dissenters' rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company; and

               (b) in the event that such Sale of the Company is to be accomplished by the Transfer of Securities to any Person or group of related persons:

                    (i) to sell all but not less than all of its Securities on the terms agreed upon by the Approving Series D Investors for such Sale of the Company; and

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                    (ii) in the case of an Investor holding options, warrants or other securities convertible or exchangeable into Common Shares which, by their terms, are convertible or otherwise exercisable prior to or otherwise in connection with the Sale of the Company (the "Convertible Securities"), notwithstanding the provision of the Convertible Securities and as requested by the Company, to take such necessary action as to either (i) exercise such Convertible Securities and sell the Common Shares in connection with the Sale of the Company or (ii) sell such Convertible Securities in connection with the Sale of the Company for a consideration equal to the consideration that would be received by a holder of such number of Common Shares as is then issuable upon the exercise of the Convertible Securities less the aggregate exercise price of such Convertible Securities; provided that if the exercise price of the Convertible Securities held by a Shareholder exceeds the consideration to paid to a holder of such number of Common Shares as is then issuable upon the exercise of such Convertible Securities, then the Shareholder agrees that such Convertible Securities shall be cancelled and the Investor shall have no further rights thereunder as of the closing contemplated by the Sale of the Company.

          4.2 Post-Subsequent Closing. Each of the Investors acknowledges and agrees that, after any Subsequent Closing, the term "Approving Series D Investors" shall mean any three (3) out of four (4) Series D Investors who approve a Sale of the Company, and each Investor further acknowledges and agrees that the provisions of Section 4.1 shall apply, mutatis mutandis, to any such Sale of the Company.

          4.3 Drag-Along Requirements. Notwithstanding the provisions set forth in Section 4.1 or 4.2, as the case may be, hereof, the obligation of any Investor (i) to vote all Securities held by it in favor of such Sale of the Company under the same terms and conditions as approved by the Approving Series D Investors; (ii) to sell pursuant to such transaction all Company Securities held by it subject to compliance by the Company with any applicable liquidation preferences in the Company's then effective Certificate of Incorporation; and
(iii) to take any such other actions, including the timely delivery of documents and instruments, as may be required to effect such Sale of the Company as required by Section 4.1 or 4.2, as the case may be, shall be subject to the satisfaction of each of the following conditions:

               (a) The valuation of the Company in any Sale of the Company must be at least two times the Purchase Price (as such term is defined under the Series D Purchase Agreement);

               (b) There shall be no joint and several liabilities from the Series D Investors to any purchaser of the Company;

               (c) Subject to Section 4.3(d) below, upon the consummation of a Sale of the Company, all of the Investors will receive the same form and amount of consideration per share of Preferred Stock or Common Stock, respectively, taking into account any liquidation preference (including, but not limited to the Series D Preferred Stock liquidation preference) to which any of the Investors may be entitled, or if any holders of the Company's Preferred Stock or Common Stock are given an option as to the form and amount of consideration to be received, all Investors will be given the same option;

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               (d) The form of consideration in a Sale of the Company shall not be in a form other than cash or freely-tradable equity securities registered under the Exchange Act and listed on the New York or American Stock Exchange or the Nasdaq National Market ("Public Securities").

               (e) No Investor shall be obligated to make any out of pocket expenditure prior to the consummation of the Sale of the Company, (excluding modest expenditures for postage, copies, etc.), and shall not be obligated to pay any expenses incurred in connection with a consummated Sale of the Company, except indirectly to the extent such costs are incurred for the benefit of all of the Company's stockholders and are paid by the Company or the acquiring party. Costs incurred by or on behalf of any Investor for its sole benefit will not be considered costs of the transaction hereunder.

               (f) The only representations, warranties or covenants that any Investor shall be required to make in connection with a Sale of the Company are representations and warranties with respect to its own ownership of the Company's securities to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims and reasonable covenants regarding confidentiality, publicity and similar matters; the liability of any Investor with respect to any representation and warranty or covenant made by the Company in connection with a Sale of the Company shall be several and not joint with any other person; and such liability shall be limited to a pro rata share of an escrow covering not to exceed 10% in the aggregate of the consideration payable to all stockholders of the Company and which Escrow does not exceed a period of one year (the "Escrow"), and providing further that any claims made by any purchaser of the Company must exceed 15% of the amount in the Escrow before any reimbursement may be made to such purchaser of the Company, other than with respect to the representations, warranties and covenants made by such Investor in connection with a Sale of the Company with respect to ownership and ability to convey title.

               (g) No Investor shall be required to amend, extend or terminate any contractual or other relationship with the Company, the acquirer or their respective affiliates.

               (h) No Investor shall be required to agree to any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Sale of the Company.

                                    ARTICLE 5
                                    LIQUIDITY

          5.1 General. Pursuant to the provisions of Section 5.4 of the Series D Purchase Agreement, Webb Interactive Services, Inc. ("Webb") has covenanted and agreed with the Company and each of the other Series D Investors that, from and after the Closing Date (as such term is defined under the Series D Purchase Agreement) and until the earlier to occur of (i) a Qualified Public Offering;
(ii) a sale of the entire capital stock of the Company for consideration that is solely in the form of cash or freely tradable public securities; (iii) a sale of all or substantially all of the Company's assets for consideration that is solely in the form of cash or freely tradable public securities; or (iv) the date on which Webb ceases to be a shareholder of the Company, Webb will not make any distributions or other transfer of any of its shares in the

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Company to Webb's shareholders which distribution or transfer would have the result of making the Company a reporting company under the Securities Exchange Act of 1934, as amended, unless the distribution or transfer has been approved by Investors holding 66-2/3% of the Shares.

          5.2 Right to Purchase Common Shares. If none of the events described in Section 5.1(i)-(iii) occurs and there has been no liquidation or bankruptcy (whether voluntary or involuntary) of the Company (any such event, a "Liquidity Event"), then commencing on January 1, 2005 (and on every annual anniversary thereafter), Webb shall have the right to buy (the "Call Option") One Million (1,000,000) shares of France Telecom Technologies Investissements' ("FTTI") Common Stock in the Company, and FTTI shall have the obligation to sell to Webb One Million (1,000,000) shares of its Common Stock in the Company, at a price per share of (i) the Purchase Price plus (ii) fifteen percent (15%) per annum. For each annual occasion that Webb desires to exercise its option, it shall provide written notice to FTTI within five (5) business days after January 1st and shall exercise the option no later than January 31st.

          5.3 Limitation on Right. Notwithstanding any other provision to the contrary, Webb shall not be entitled to exercise the Call Option if, as a result of such purchase, Webb's ownership of the Company's authorized share capital (calculated either by ownership percentage or voting power) would be greater than forty-nine percent (49%)(the "Ownership Threshold"). If, as a result of this Section 5.3, Webb is unable to exercise its Call Option, then such Call Option shall be deemed to be temporarily suspended until such time that Webb can exercise such Call Option either (i) without exceeding the Ownership Threshold or (ii) immediately prior to the time of any Liquidity Event, at which time the Ownership Threshold described in the prior sentence shall be deemed waived. For the avoidance of doubt, all of Webb's ownership of the Company's share capital, including any shares that may be, or have been, lawfully transferred by Webb to any third party pursuant to this Agreement, shall be included in the calculation of Webb's ownership of the Company's share capital. The Call Option may not be assigned or transferred by Webb to any third party.

                                    ARTICLE 6
                                  MISCELLANEOUS

          6.1 Legends on Share Certificates. The following legend shall be imprinted conspicuously on the face of each certificate representing Securities:

          NOTICE IS HEREBY GIVEN THAT THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND RESTRICTED BY THE PROVISIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT AMONG JABBER, INC. AND CERTAIN OF THE COMPANY'S STOCKHOLDERS, DATED AS OF MARCH 17, 2003, A COPY OF WHICH AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY, AND ALL OF THE PROVISIONS OF WHICH AGREEMENT ARE INCORPORATED BY REFERENCE IN THIS CERTIFICATE.

          In order to ensure compliance with the restrictions referred to herein, each Investor agrees that the Company may issue appropriate "stop transfer" certificates or instructions and that, if the Company Transfers its own securities, it may make appropriate notations to the same effect in its records.

          6.2 Termination of Agreement. This Agreement shall terminate upon the earliest to occur of (i) a Qualified Public Offering or (ii) the dissolution of the Company.

          6.3 Entire Agreement. This Agreement contains the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements among any of them with respect thereto, including, without limitation, the Prior Agreements, each of which is hereby terminated in its entirety and which shall henceforth be of no force and effect.

          6.4 Amendment; Waiver. Neither this Agreement nor any term hereof may be amended, waived or discharged other than by a written instrument signed by the Company and Holders of a majority of the aggregate shares of Series D Preferred Stock and Common Stock issued upon conversion of the Series D Preferred Stock. Each Investor acknowledges that purchasers of shares of Series D Preferred Stock issued pursuant to the Series D Stock Purchase Agreement in any Subsequent Closing (as such term is defined in the Series D Stock Purchase Agreement) after the date of this Agreement shall be required to become parties to this Agreement by executing and delivering a counterpart signature page hereto and, upon the Company adding the name of any such party to Exhibit A, any such party shall be a Series D Investor for all purposes hereunder without any further amendment to this Agreement or any further action on the part of the Investors. Notwithstanding anything to the contrary contained herein, no modification, amendment or waiver that would treat any Investor in a non-ratable, discriminatory manner in comparison to other similarly situated Investors shall be effective against such Investor without the written consent of such Investor.

          6.5 Nonrecognition of Certain Transfers. The Company will not, nor will it be compelled to, recognize any Transfer made other than in accordance with the terms of this Agreement, nor will it issue any warrant or certificate representing any securities of the Company or pay any dividends to any Person who has received such securities in a Transfer made other than in accordance with the terms of this Agreement.

          6.6 Specific Performance. Because of the unique character of the Securities, the Investors and the Company will be irreparably damaged if this Agreement is not specifically enforced. Should any dispute arise concerning the sale or disposition of stock, an injunction may be issued restraining any sale or disposition pending the determination of such controversy. In the event of any controversy concerning the right or obligation to purchase or sell any such stock, such right or obligation shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Investors or the Company may have.

          6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

          6.8 Notices. All notices and other communications given to any party hereto pursuant to this Agreement shall be in writing and shall be hand delivered, or sent either by (a) electronic mail, (b) an overnight express courier service that provides written confirmation of delivery; or (c) facsimile transmission with written confirmation by the sending machine or with telephone confirmation of receipt (provided that a confirming copy is sent by overnight express courier service that provides written confirmation of delivery), addressed as follows:

               (a)  If to the Company:

                         Jabber, Inc.
                         1899 Wynkoop Street
                         Denver, CO 80202
                         Tel: 303-308-3255
                         Fax: 303-308-3215
                         E-mail: ghagan@jabber.com
                         Attention: COO/CFO

                         with a copy to:

                         Jabber, Inc.
                         1899 Wynkoop Street
                         Denver, CO 80202
                         Tel: 303-308-3255
                         Fax: 303-308-3215
                         E-mail: lbranson@webb.net
                         Attention: Secretary/General Counsel

               (b)  If to the Investors:

                         To the address of each Investor set forth on Exhibit A hereto with a copy to:

                         Gibson Dunn & Crutcher LLP
                         1530 Page Mill Road
                         Palo Alto, CA  94304
                         Tel: (650) 849-5311
                         Fax: (650) 849-5333
                         Attention: Greg Davidson, Esq.

                         and

                         Davis Graham & Stubbs LLP
                         1550 Seventeenth Street
                         Suite 500
                         Denver, CO  80202
                         Tel: (303) 892-9400
                         Fax: (303) 893-1379
                         Attention: Chris Richardson, Esq.
                                    and
                                    Robert Attai, Esq.

Any communication given in conformity with this Section 6.8, shall be effective upon the earlier of actual receipt or deemed delivery. Delivery shall be deemed to have occurred as follows: if telecopied or sent by electronic mail, upon written confirmation by the sending machine of effective transmission or upon telephone confirmation of receipt; and if sent by overnight express courier service, the next business day. Any party may at any time change its address for receiving communications pursuant to this Section 6.8 by giving notice of a new address in the manner provided herein.

          6.9 Assignment. Except in connection with a Transfer permitted by and completed in accordance with Sections 2.2, 2.3, 2.4, 2.6, or 3.4 hereof, as the case may be, none of the rights and obligations of any Investor set forth in this Agreement may be transferred or assigned without the prior written consent of the Company (which consent shall not be unreasonably withheld), and any purported assignment made without such consent shall be void. None of the rights and obligations of the Company set forth in this Agreement may be transferred or assigned without the prior written consent of the Series D Investors holding a majority of the outstanding Series D Preferred Stock, and any purported assignment made without such consent shall be void. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, all permitted transferees and assignees of any Investor, and all of the respective heirs, legatees, personal representatives, successors and assigns of any Investor, to the extent permitted by this Agreement.

          6.10 Invalid Provision. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable in any respect, the remainder of the terms and provisions shall be unaffected and shall remain in full force and effect, and any such invalid, void or unenforceable term or provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

          6.11 Time Periods. In computing the number of days for any purpose of this Agreement, all days shall be counted including Saturdays, Sundays and holidays, except that if the last day of any period occurs on a Saturday, Sunday or holiday, the period will be deemed extended to the end of the next succeeding day which is not a Saturday, Sunday or holiday. Notwithstanding the foregoing, and solely for computing the number of days for purposes of Section 3.1 of this Agreement, Saturdays, Sundays and holidays shall not be counted. A holiday for purposes of this Agreement shall mean those days on which banks in the State of Delaware may, or are obligated to, remain closed.

          6.12 Headings. The Table of Contents and the Article, Section and subsection headings are included solely for convenient reference and shall not be deemed to provide an accurate description of the content of any Article, Section or subsection hereof or otherwise affect the meaning or interpretation of any of the provisions hereof.

          6.13 Gender. All pronouns used herein shall include all genders and the singular and plural as the context requires.

          6.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          6.15 Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

          6.16 Interpretation of Agreement. The parties hereto acknowledge and agree that this Agreement has been negotiated at arm's-length and among parties equally sophisticated and knowledgeable in the matters dealt with in this Agreement. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties as set forth in this Agreement.

                            [signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement as of the day and year first above written.

                                     JABBER, INC.


                                     By: /s/ Gwenael Hagan
                                         ---------------------------------------
                                     Name: Gwenael Hagan
                                     Title: COO/CFO


                                     SERIES D INVESTORS:

                                     FRANCE TELECOM TECHNOLOGIES INVESTISSEMENTS


                                     By: /s/ Stephane Couvreur
                                         ---------------------------------------
                                     Name: Stephane Couvreur
                                     Title: General Manager


                                     INTEL CAPITAL CORPORATION


                                     By: /s/ Ravi Jacob
                                         ---------------------------------------
                                     Name: Ravi Jacob
                                     Title: Vice President, Finance &
                                            Enterprise Services Group,
                                            Assistant Treasurer, Strategic
                                            Investments & Acquisitions


                                     WEBB INTERACTIVE SERVICES, INC.


                                     By: /s/ W. R. Cullen
                                         ---------------------------------------
                                     Name: W. R. Cullen
                                     Title: President & CEO

SIGNATURE PAGE TO THE RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT AMONG JABBER,
                        INC. AND THE PARTIES NAMED HEREIN
                                PRIOR INVESTORS:

                                     FRANCE TELECOM TECHNOLOGIES INVESTISSEMENTS


                                     By: /s/ Stephane Couvreur
                                         ---------------------------------------
                                     Name: Stephane Couvreur
                                     Title: General Manager


                                     WEBB INTERACTIVE SERVICES, INC.


                                     By: /s/ W. R. Cullen
                                         ---------------------------------------
                                     Name: W. R. Cullen
                                     Title: President & CEO

SIGNATURE PAGE TO THE RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT AMONG JABBER,
                        INC. AND THE PARTIES NAMED HEREIN

                                    EXHIBIT A
                              SCHEDULE OF INVESTORS

SERIES D INVESTORS
------------------

FRANCE TELECOM TECHNOLOGIES INVESTISSEMENTS

38-40 rue du Gal Leclerc
92794 Issy les Moulineaux Cedex 9
Paris, France
Fax: 011 33 145 296 560

INTEL CAPITAL CORPORATION

2200 Mission College Blvd.
M/S RN6-46
Santa Clara, CA 95052
Attention: Portfolio Manager
Fax Number: (408) 765-6038

E-mail: portfolio.manager@intel.com

WEBB INTERACTIVE SERVICES, INC.

1899 Wynkoop Street
Suite 600
Denver, CO
80202 Attention: Secretary/General Counsel
Fax: (303) 308-3219
E-Mail: lbranson@webb.net

----------------------------
----------------------------

PRIOR INVESTORS

FRANCE TELECOM TECHNOLOGIES INVESTISSEMENTS

WEBB INTERACTIVE SERVICES, INC.

                                    EXHIBIT D

                                VOTING AGREEMENT

================================================================================

                                  JABBER, INC.

                                VOTING AGREEMENT

                              DATED MARCH 17, 2003

================================================================================

                                  JABBER, INC.

                                VOTING AGREEMENT

          THIS VOTING AGREEMENT (this "Agreement") is made effective as of March 17, 2003, by and among Jabber, Inc., a Delaware corporation (the "Company"), and those parties listed as Investors on Exhibit A attached hereto (hereinafter sometimes referred to individually as an "Investor" and collectively, as the "Investors").

                                   BACKGROUND

          The Company and the Investors have entered into that certain Series D Preferred Stock Purchase Agreement dated March 17, 2003 (the "Series D Purchase Agreement").

          As a condition and a material inducement to the obligation of the Investors to consummate the transactions contemplated by the Series D Purchase Agreement, the Company and each of the Investors have agreed to enter into this Agreement to provide for the future voting of shares of the Common Stock and the Series D Preferred Stock with respect to the election of the Board of Directors.

          NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Investors and the Company hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

          1.1 Definitions. Unless the contract otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

               (a) "Agreement" shall mean this Voting Agreement.

               (b) "Board of Directors" shall mean the Board of Directors of the Company.

               (c) "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

               (d) "Company" shall mean Jabber, Inc., a Delaware corporation.

               (e) "Company Director" shall mean the Director nominated by the Company.

               (f) "FTTI Directors" shall mean the Directors nominated by France Telecom Technologies Investissements.

               (g) "Independent Directors" shall mean the Directors nominated in accordance with Section 2.5 hereto.

               (h) "Qualified Public Offering" shall mean a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, covering the offer and sale by the Company of Common Stock at a public offering price per share that is not less than $1.40 per share (as appropriately adjusted for any stock dividends, splits, combinations, divisions, recapitalizations or similar transactions affecting the Series D Preferred Stock after the date of this Agreement) and with a total in gross offering proceeds of not less than $20,000,000 (prior to deducting underwriter discounts and commissions and expenses of the offering).

               (i) "Restated Certificate" shall have the meaning set forth in the Background section of this Agreement.

               (j) "Series D Preferred Stock" shall mean the Series D Preferred Stock, par value $0.01 per share, of the Company.

               (k) "Series D Purchase Agreement" shall have the meaning set forth in the Background section of this Agreement.

               (l) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               (m) "Webb Directors" shall mean the Directors nominated by Webb Interactive Services, Inc.

                                    ARTICLE 2
                         AGREEMENT TO VOTE FOR DIRECTORS

          2.1 Election of Directors--General. Each Investor agrees to hold all shares of the Common Stock and Series D Preferred Stock owned by such Investor subject to, and to vote all of such shares of the Common Stock and Series D Preferred Stock in accordance with, the provisions of this Agreement. As of the date hereof and prior to any Subsequent Closing (as such term is defined under the Series D Purchase Agreement), the Board of Directors shall be comprised of seven (7) directors: two (2) directors who shall be nominated by Webb Interactive Services, Inc. ("Webb"), two (2) directors who shall be nominated by France Telecom Technologies Investissements ("FTTI"), one (1) director who shall be a member of the Company's senior management and two (2) directors who shall each be qualified and independent, including being independent of all Investors. In the event of a Subsequent Closing, the Board of Directors shall be comprised of five (5) directors: one (1) director who shall be nominated by Webb, one (1) director who shall be nominated by FTTI, one (1) director who shall be a member of the Company's senior management, one (1) director who shall be nominated by the subsequent purchaser(s) (but, for the avoidance of doubt, excluding Webb from the nominating process) participating in the Subsequent Closing and one (1) director who shall be qualified and independent, including being independent of all Investors.

          2.2 Election of Directors--FTTI Directors

               (a) As of the date hereof and prior to any Subsequent Closing, at each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board of Directors are to be elected, or whenever members of the Board of Directors are to be elected by written consent, the Investors agree to vote their shares of Common Stock and Series D Preferred Stock (or execute a written consent with respect thereto) so as to elect as the FTTI Directors, two (2) nominees for election to the Board of Directors designated by FTTI. In the event of a Subsequent Closing, immediately after such Subsequent Closing, FTTI acknowledges and agrees that it will take any and all actions necessary to remove one of the FTTI Directors from the Board of Directors. After removal of such FTTI Director, at each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board of Directors are to be elected, or whenever members of the Board of Directors are to be elected by written consent, the Investors agree to vote their shares of Common Stock and Series D Preferred Stock (or execute a written consent with respect thereto) so as to elect as the FTTI Director, one (1) nominee for election to the Board of Directors designated by FTTI.

               (b) It is agreed that as of the date of this Agreement, the initial nominees of FTTI shall be Claude Pedrillat and Stephane Couvreur.

               (c) In the event of a vacancy in one or more of the seats on the Board of Directors held by a FTTI Director, whether as a result of the resignation, death, removal or disqualification of a FTTI Director or for any other reason whatsoever (but, for the avoidance of doubt, excluding any vacancy which shall arise solely as a result of a reduction in the number of FTTI Directors after a Subsequent Closing), FTTI shall have the right to designate a successor to fill the vacancy created thereby, and, after written notice of such successor has been given to the Investors, the Investors agree to vote their shares of Common Stock and Series D Preferred Stock (or execute a written consent with respect thereto) so as to elect such successor designated by FTTI to serve on the Board of Directors as one of the FTTI Directors.

               (d) FTTI shall have the right to remove any individual serving as a FTTI Director at any time and from time to time, with or without cause, in its sole discretion, and, after written notice of its intention to remove any such FTTI Director has been given by the Investors, the Investors agree to vote their shares of Common Stock and Series D Preferred Stock (or execute a written consent with respect thereto) so as to remove such FTTI Director and to take the action to fill the vacancy created by such removal as is contemplated pursuant to Section 2.2(c) above.

          2.3 Election of Directors--Webb Directors

               (a) As of the date hereof and prior to any Subsequent Closing, at each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board of Directors are to be elected, or whenever members of the Board of Directors are to be elected by written consent, the Investors agree to vote their shares of Common Stock and Series D Preferred Stock (or execute a written consent with respect thereto) so as to elect as the Webb Directors, two (2) nominees for election to the Board of

Directors designated by Webb. In the event of a Subsequent Closing, immediately after such Subsequent Closing, Webb acknowledges and agrees that it will take any and all actions necessary to remove one of the Webb Directors from the Board of Directors. After removal of such Webb Director, then at each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board of Directors are to be elected, or whenever members of the Board of Directors are to be elected by written consent, the Investors agree to vote their shares of Common Stock and Series D Preferred Stock (or execute a written consent with respect thereto) so as to elect as the Webb Director, one (1) nominee for election to the Board of Directors designated by Webb.

               (b) It is agreed that as of the date of this Agreement, the initial nominees of Webb shall be Bill Cullen and Rick Jennewine.

               (c) In the event of a vacancy in one or more of the seats on the Board of Directors held by a Webb Director, whether as a result of the resignation, death, removal or disqualification of a Webb Director or for any other reason whatsoever (but, for the avoidance of doubt, excluding any vacancy which shall arise solely as a result of a reduction in the number of Webb Directors after a Subsequent Closing), Webb shall have the right to designate a successor to fill the vacancy created thereby, and, after written notice of such successor has been given to the Investors, the Investors agree to vote their shares of Common Stock and Series D Preferred Stock (or execute a written consent with respect thereto) so as to elect such successor designated by Webb to serve on the Board of Directors as one of the Webb Directors.

               (d) Webb shall have the right to remove any individual serving as a Webb Director at any time and from time to time, with or without cause, in its sole discretion, and, after written notice of its intention to remove any such Webb Director has been given by the Investors, the Investors agree to vote their shares of Common Stock and Series D Preferred Stock (or execute a written consent with respect thereto) so as to remove such Webb Director and to take the action to fill the vacancy created by such removal as is contemplated pursuant to Section 2.3(c) above.

          2.4 Election of Directors--Company Director

               (a) At each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board of Directors are to be elected, or whenever members of the Board of Directors are to be elected by written consent, the Investors agree to vote their shares of Common Stock and Series D Preferred Stock (or execute a written consent with respect thereto) so as to elect as a nominee who is a member of the Company's senior management (the "Company Director") to the Board of Directors.

               (b) It is agreed that as of the date of this Agreement, the Company Director shall be Robert Balgley.

               (c) In the event of a vacancy in the seat on the Board of Directors held by the Company Director, whether as a result of the resignation, death, removal or disqualification of the Company Director or for any other reason whatsoever, a majority of Series D Preferred Stock shall have the right to designate a successor to fill the vacancy created thereby, and, after written notice of such successor has been given to the Investors, the Investors agree to vote their shares of Common Stock and Series D Preferred Stock (or execute a written consent with respect thereto) so as to elect such successor des to serve on the Board of Directors as the Company Director.

               (d) A majority of Series D Preferred Stock, shall have the right to remove any individual serving as the Company Director at any time and from time to time, with or without cause, and, after written notice of its intention to remove any such Company Director has been given by the Investors, the Investors agree to vote their shares of Common Stock and Series D Preferred Stock (or execute a written consent with respect thereto) so as to remove such Company Director and to take the action to fill the vacancy created by such removal as is contemplated pursuant to Section 2.4(c) above.

          2.5 Election of Directors--Independent Directors

               (a) As of the date hereof and prior to any Subsequent Closing, at each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board of Directors are to be elected, or whenever members of the Board of Directors are to be elected by written consent, the Investors agree to vote their shares of Common Stock and Series D Preferred Stock (or execute a written consent with respect thereto) so as to elect as the Independent Directors, two (2) nominees, which nominees shall be qualified to serve on the Board of Directors and shall be independent, including being independent of all Investors (each an "Independent Director" and collectively the "Independent Directors"). In the event of a Subsequent Closing, then at each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board of Directors are to be elected, or whenever members of the Board of Directors are to be elected by written consent, the Investors agree to vote their shares of Common Stock and Series D Preferred Stock (or execute a written consent with respect thereto) so as to elect as the Independent Director one (1) nominee mutually agreed upon between Webb, FTTI and Intel Capital Corporation ("Intel") to the Board of Directors. Immediately after such Subsequent Closing, each of Webb, FTTI and Intel acknowledges and agrees that it will take any and all actions necessary to remove one of the Independent Directors from the Board of Directors.

               (b) It is agreed that as of the date of this Agreement, one of the Independent Directors shall be Perry Evans.

               (c) It is agreed that as of the date of this Agreement, the second Independent Director shall be a nominee mutually agreed upon between Webb, FTTI and Intel.

               (d) In the event of a vacancy in one or more of the seats on the Board of Directors held by an Independent Director, whether as a result of the resignation, death, removal or disqualification of a Independent Director or for any other reason whatsoever (but, for the avoidance of doubt, excluding any vacancy which shall arise solely as a result of a reduction in the number of Independent Directors after a Subsequent Closing),Webb, FTTI and Intel shall mutually agree upon the designation of a successor to fill the vacancy created thereby, and, after written notice of such successor has been given to the Investors, the Investors agree to vote their shares of Common Stock and Series D Preferred Stock (or execute a written consent with respect thereto) so as to elect such successor mutually designated by Webb, FTTI and Intel to serve on the Board of Directors as one of the Independent Directors.

Notwithstanding any other provision to the contrary, 66-2/3% of the Series D Preferred Stock shall have the right to remove any individual serving as an Independent Director at any time and from time to time, with or without cause. Upon the removal of any Independent Director pursuant to this Section 2.4(e), the Investors agree to vote their shares of Common Stock and Series D Preferred Stock (or execute a written consent with respect thereto) so as to fill the vacancy created by such removal as is contemplated pursuant to Section 2.4(d) above.

                                    ARTICLE 3
                                  MISCELLANEOUS

          3.1 Legends on Share Certificates. The following legend shall be imprinted conspicuously on the face of each certificate representing shares of Series D Preferred Stock:

          NOTICE IS HEREBY GIVEN THAT THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND RESTRICTED BY THE PROVISIONS OF A CERTAIN VOTING AGREEMENT AMONG JABBER, INC. AND CERTAIN OF THE COMPANY'S STOCKHOLDERS, DATED AS OF MARCH 17, 2003, A COPY OF WHICH AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY, AND ALL OF THE PROVISIONS OF WHICH AGREEMENT ARE INCORPORATED BY REFERENCE IN THIS CERTIFICATE.

          3.2 Transfer of Series D Preferred Stock. If and whenever shares of Series D Preferred Stock are sold or transferred by any Investor, pursuant to the provisions of that certain Right of First Refusal and Co-Sale Agreement dated as of March 17, 2003, the selling Investor shall do all things and execute and deliver all documents, and cause any transferee of the Series D Preferred Stock to do all things and execute and deliver all documents, as may be necessary to cause the transferee to be bound by the terms and conditions of this Agreement applicable to the Investors, and any such shares so sold shall continue to be subject to the obligations imposed on the holder of such shares by this Agreement.

          3.3 Termination of Agreement. This Agreement shall terminate upon the earliest to occur of (i) a Qualified Public Offering, (ii) written agreement of the Company and the Investors holding a majority of the then outstanding shares of Series D Preferred Stock and (iii) the dissolution of the Company.

          3.4 Entire Agreement. This Agreement contains the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements among any of them with respect thereto.

          3.5 Amendment; Waiver. Neither this Agreement nor any term hereof may be amended, waived or discharged other than by written instrument signed by the Company and the holders of a majority of the outstanding shares of Series D Preferred Stock then owned by the Investors.

          Each Investor acknowledges that by the operation of this Section 3.5, third parties have the right and power to diminish or eliminate all rights of such Investor under this Agreement. Each Investor also acknowledges that purchasers of shares of Series D Preferred Stock issued pursuant to the Series D Stock Purchase Agreement in any Subsequent Closing (as such term is defined in the Series D Stock Purchase Agreement) after the date of this Agreement shall be required to become parties to this Agreement by executing and delivering a counterpart signature page hereto and, upon the Company adding the name of any such party to Exhibit A, any such party shall be an Investor for all purposes hereunder without any further amendment to this Agreement or any further action on the part of the Investors. Notwithstanding anything to the contrary contained herein, no modification, amendment or waiver that would treat any Investor in a non-ratable, discriminatory manner in comparison to other similarly situated Investors shall be effective against such Investor without the written consent of such Investor.

          3.6 Specific Performance. Because of the unique character of the rights granted pursuant to this Agreement, the Investors and the Company will be irreparably damaged if this Agreement is not specifically enforced. Should any dispute arise concerning the voting of stock, an injunction may be issued restraining any such voting pending the determination of such controversy. In the event of any controversy concerning the right or obligation to vote any such stock, such right or obligation shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Investors or the Company may have.

          3.7 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

          3.8 Notices. All notices and other communications given to any party hereto pursuant to this Agreement shall be in writing and shall be hand delivered, or sent either by (a) certified mail, postage prepaid, return receipt requested; (b) electronic mail, (c) an overnight express courier service that provides written confirmation of delivery; or (d) facsimile transmission with written confirmation by the sending machine or with telephone confirmation of receipt (provided that a confirming copy is sent by overnight express courier service that provides written confirmation of delivery), addressed as follows:

               (a)  If to the Company:

                         Jabber, Inc.
                         1899 Wynkoop Street
                         Denver, CO 80202
                         Tel: 303-308-3255
                         Fax: 303-308-3215
                         E-mail: ghagan@jabber.com
                         Attention: COO/CFO

                         with a copy to:

                         Jabber, Inc.
                         1899 Wynkoop Street
                         Denver, CO 80202
                         Tel: 303-308-3224
                         Fax: 303-308-3215
                         E-mail: lbranson@webb.net
                         Attention: Secretary/General Counsel

               (b)  If to the Investors:

                         To the address of each Investor set forth on the signature page hereto with a copy to:

                         Gibson Dunn & Crutcher LLP
                         1530 Page Mill Road
                         Palo Alto, CA  94304
                         Tel: (650) 849-5311
                         Fax: (650) 849-5333
                         Attention: Greg Davidson, Esq.

                         and

                         Davis Graham & Stubbs LLP
                         1550 Seventeenth Street
                         Suite 500
                         Denver, CO  80202
                         Tel: (303) 892-9400
                         Fax: (303) 893-1379
                         Attention: Chris Richardson, Esq.
                                    and
                                    Robert Attai, Esq.

Any communication given in conformity with this Section 3.8, shall be effective upon the earlier of actual receipt or deemed delivery. Delivery shall be deemed to have occurred as follows: if hand delivered on the day so delivered; if telecopied or sent by electronic mail, upon written confirmation by the sending machine of effective transmission or upon telephone confirmation of receipt; and if sent by overnight express courier service, the next business day. Any party may at any time change its address for receiving communications pursuant to this
Section 3.8 by giving notice of a new address in the manner provided herein.

          3.9 Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, all permitted transferees and assignees of any Investor, and all of the respective heirs, legatees, personal representatives, successors and assigns of any Investor, to the extent permitted by this Agreement.

          3.10 Invalid Provision. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable in any respect, the remainder of the terms and provisions shall be unaffected and shall remain in full force and effect, and any such invalid, void or unenforceable term or provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

          3.11 Time Periods. In computing the number of days for any purpose of this Agreement, all days shall be counted including Saturdays, Sundays and holidays, except that if the last day of any period occurs on a Saturday, Sunday or holiday, the period will be deemed extended to the end of the next succeeding day which is not a Saturday, Sunday or holiday. A holiday for purposes of this Agreement shall mean those days on which banks in the State of Delaware may, or are obligated to, remain closed.

          3.12 Gender. All pronouns used herein shall include all genders and the singular and plural as the context requires.

          3.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          3.14 Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

          3.15 Interpretation of Agreement. The parties hereto acknowledge and agree that this Agreement has been negotiated at arm's-length and among parties equally sophisticated and knowledgeable in the matters dealt with in this Agreement. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties as set forth in this Agreement.

                            [signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the day and year first above written.

                                     JABBER, INC.


                                     By: /s/ Gwenael Hagan
                                         ---------------------------------------
                                     Name: Gwenael Hagan
                                     Title: COO/CFO


                                     INVESTORS:

                                     FRANCE TELECOM TECHNOLOGIES INVESTISSEMENTS


                                     By: /s/ Stephane Couvreur
                                         ---------------------------------------
                                     Name: Stephane Couvreur
                                     Title: General Manager

                                     Address: 38-40 rue du General Leclerc
                                              92794 Issy les Moulineaux Cedex 9
                                              France

                                     Fax #: +33 145296560
                                     E-mail: stephane.couvreur@francetelecom.com


                                     INTEL CAPITAL CORPORATION


                                     By: /s/ Ravi Jacob
                                         ---------------------------------------
                                     Name: Ravi Jacob
                                     Title: Vice President, Finance &
                                     Enterprise Services Group; Asst.
                                     Treasurer, Strategic Investments &
                                     Acquisitions

                                     Address: 2200 Mission College Blvd.
                                              M/S RN6-46
                                              Santa Clara, CA 95052
                                              Attention: Portfolio Manager
                                              Fax Number: (408) 765-6038

   SIGNATURE PAGE TO THE VOTING AGREEMENT AMONG JABBER, INC. AND THE INVESTORS
                                  NAMED HEREIN

                                     WEBB INTERACTIVE SERVICES, INC.


                                     By: /s/ W. R. Cullen
                                         ---------------------------------------
                                     Name: W. R. Cullen
                                     Title: President & CEO

                                     Address: 1899 Wynkoop, Suite 600
                                              Denver, Colorado  80202

                                     Fax #: 303-308-3215
                                     E-mail: bcullen@webb.net

   SIGNATURE PAGE TO THE VOTING AGREEMENT AMONG JABBER, INC. AND THE INVESTORS
                                  NAMED HEREIN

                                    EXHIBIT A
                              SCHEDULE OF INVESTORS

INVESTORS

FRANCE TELECOM TECHNOLOGIES INVESTISSEMENTS

INTEL CAPITAL CORPORATION

2200 Mission College Blvd.
M/S RN6-46
Santa Clara, CA 95052
Attention: Portfolio Manager
Fax Number: (408) 765-6038

E-mail: portfolio.manager@intel.com

WEBB INTERACTIVE SERVICES, INC.

1899 Wynkoop Street
Suite 600
Denver, CO
80202
Attention: Secretary/General Counsel
Fax: (303) 308-3219
E-Mail: lbranson@webb.net

-----------------------
-----------------------

                                    EXHIBIT E

                              RESTATED CERTIFICATE

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  JABBER, INC.
                                   * * * * * *

     Jabber, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Jabber, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was February 15, 2000.

     2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by amending the fourth Article to: (a) increase the number of authorized shares of Common Stock and the number of authorized shares of Preferred Stock; (b) automatically convert to shares of Common Stock all issued and outstanding shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock; and (c) eliminate the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock.

     3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

                                    ARTICLE I

     The name of this corporation is Jabber, Inc. (the "Corporation").

                      ARTICLE II: REGISTERED OFFICE & AGENT

     The address of this Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of this Corporation's registered agent at such address is The Corporation Trust Company.

                              ARTICLE III: PURPOSE

     The nature of the business purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                          ARTICLE IV: AUTHORIZED SHARES

     The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.01 par value, and Preferred Stock, $0.01 par value. The total number of shares that the Corporation is authorized to issue is 175,000,000 shares. The number of shares of Common Stock authorized is 100,000,000. The number of shares of Preferred Stock authorized is 75,000,000; including an aggregate of 8,824,000 shares of Preferred Stock previously designated by the Board of Directors as Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock and described in designations filed with the Secretary of State of the State of Delaware. Such designations, including all amendments thereto, are incorporated by reference herein. The Series A Convertible Preferred Stock designation authorized 8,800,000 shares; all of which were issued and subsequently converted to shares of Common Stock. The Series A Convertible Preferred Stock has ceased to exist and the board of Directors has no authority to issue additional shares of Series A Convertible Preferred Stock. The Series B Convertible Preferred Stock designation authorized 12,000 shares; of which 4,881 shares were issued, with all but 100 of the issued shares subsequently converted to shares of Common Stock. The 100 remaining issued shares of the Series B Convertible Preferred Stock shall be automatically converted into shares of Common Stock effective upon the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Upon the conversion of the 100 shares of Series B Convertible Preferred Stock, the Series B Convertible Preferred Stock will be deemed to cease to exist and the Board of Directors will have no authority to issue additional shares of Series B Convertible Preferred Stock. The Series C Convertible Preferred Stock designation authorized 12,000 shares; of which 7,871 shares were issued, with all but 125 of the issued shares subsequently converted to shares of Common Stock. The 125 remaining issued shares of the Series C Convertible Preferred Stock shall be automatically converted into shares of Common Stock effective upon the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Upon the conversion of the 125 shares of Series C Convertible Preferred Stock, the Series C Convertible Preferred Stock will be deemed to cease to exist and the Board of Directors will have no authority to issue additional shares of Series C Convertible Preferred Stock. Additional Preferred Stock may be issued from time to time in one or more other series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The authority of the Board of Directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix: (a) the distinctive designation of such class or series and the number of shares to constitute such class or series; (b) the rate at which dividends, if any, on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms; (c) the right or obligation, if any, of the corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption; (d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; (e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; (f) the obligation, if any, of the corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation; (g) voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; (h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of

Preferred Stock; and (i) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, acting in accordance with this Restated Certificate of Incorporation, may deem advisable and are not inconsistent with law and the provisions of this Restated Certificate of Incorporation.

                    ARTICLE V: CUMULATIVE VOTING PROHIBITION

     Holders of stock of any class or series of this Corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders.

                        ARTICLE VI: NO PREEMPTIVE RIGHTS

     Stockholders shall have no rights, preemptive or otherwise, to acquire any part of any unissued shares or other securities of this Corporation or of any rights to purchase shares or other securities of this Corporation before the Corporation may offer them to other persons.

                        ARTICLE VII: NUMBER OF DIRECTORS

     The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors or by the stockholders at the annual meeting of stockholders. Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

                        ARTICLE VIII: AMENDMENT OF BYLAWS

     Except as otherwise provided by this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any and all of the Bylaws of the Corporation.

                         ARTICLE IX: REMOVAL OF DIRECTOR

     Any director may be removed from office either with or without cause at any time by the affirmative vote of stockholders of record holding a majority of the outstanding shares of the stock of this Corporation entitled to vote, given at a meeting of the stockholders called for that purpose.

                       ARTICLE X: LIMITATION OF LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the Corporation or the stockholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the Corporation's stock under Section 174 of the Delaware General Corporation Law; or (iv) liability for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article X to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

     Any repeal or modification of the foregoing provisions of this Article X by the stockholders of the Corporation is prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time, or increase the liability of any director or former director of this Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                           ARTICLE XI: INDEMNIFICATION

     To the fullest extent permitted by applicable law, this Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory) with respect to actions for breach of duty to this Corporation, its stockholders, and others.

     Any repeal or modification of any of the foregoing provisions of this
Article XI shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director or former director of this Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

                        ARTICLE XII: STOCKHOLDER MEETINGS

     Meeting of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                     ARTICLE XIII: AMENDMENT OF CERTIFICATE

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                         ARTICLE XIV: ACTION IN WRITING

     Any action required to be taken, or which may be taken, at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent must be given to those stockholders who have not consented in writing.

     4. This Restated Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with Section 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Lindley S. Branson, its Secretary, this 17th day of March, 2003.

                                                Jabber, Inc.


                                                By /s/ Lindley S. Branson
                                                   -----------------------------
                                                   Lindley S. Branson, Secretary

                                    EXHIBIT F

                                JONA SIDE LETTER

                                  Not included.

                                    EXHIBIT G

                                WEBB-FTTI LETTER

                                  Not included.

                                    EXHIBIT H

                          COMPANY FINANCIAL STATEMENTS

                                  Not included.

                                    EXHIBIT I

                                  LEGAL OPINION

                                  Not included.